                               555 TWELFTH STREET

                                  OFFICE LEASE

                            OAKLAND CITY CENTER LLC,
                      a Delaware limited liability company,
                                    Landlord

                                       and

                                ASK JEEVES, INC.,
                            a Delaware corporation,,
                                     Tenant

                           DATED AS OF: May ___, 2000

                                TABLE OF CONTENTS

Paragraph                                                                                                      Page
---------                                                                                                      ----

       1.     Premises............................................................................................1
       2.     Certain Basic Lease Terms...........................................................................1
       3.     Term; Delivery of Possession of Premises............................................................3
       4.     Tenant Improvements.................................................................................4
       5.     Monthly Rent........................................................................................9
       6.     Letter of Credit....................................................................................9
       7.     Additional Rent: Increases in Operating Expenses and Tax Expenses..................................10
       8.     Use of Premises; Compliance with Law...............................................................13
       9.     Alterations and Restoration........................................................................15
       10.    Repair.............................................................................................15
       11.    Abandonment........................................................................................16
       12.    Liens..............................................................................................16
       13.    Assignment and Subletting..........................................................................16
       14.    Indemnification of Landlord........................................................................19
       15.    Insurance..........................................................................................20
       16.    Mutual Waiver of Subrogation Rights................................................................21
       17.    Utilities..........................................................................................21
       18.    Personal Property and Other Taxes..................................................................23
       19.    Rules and Regulations..............................................................................23
       20.    Surrender; Holding Over............................................................................23
       21.    Subordination and Attornment.......................................................................24
       22.    Financing Condition................................................................................24
       23.    Entry by Landlord..................................................................................24
       24.    Insolvency or Bankruptcy...........................................................................24
       25.    Default and Remedies...............................................................................25
       26.    Damage or Destruction..............................................................................27
       27.    Eminent Domain.....................................................................................28
       28.    Landlord's Liability; Sale of Building.............................................................28
       29.    Estoppel Certificates..............................................................................29
       30.    Right of Landlord to Perform.......................................................................29
       31.    Late Charge........................................................................................29
       32.    Attorneys' Fees; Waiver of Jury Trial..............................................................29
       33.    Waiver.............................................................................................30
       34.    Notices............................................................................................30
       35.    Deleted............................................................................................30
       36.    Defined Terms and Marginal Headings................................................................30
       37.    Time and Applicable Law............................................................................30
       38.    Successors.........................................................................................30
       39.    Entire Agreement; Modifications....................................................................30
       40.    Light and Air......................................................................................31
       41.    Name of Building...................................................................................31
       42.    Severability.......................................................................................31
       43.    Authority..........................................................................................31
       44.    No Offer...........................................................................................31
       45.    Real Estate Brokers................................................................................31
       46.    Consents and Approvals.............................................................................31
       47.    Reserved Rights....................................................................................31
       48.    Financial Statements...............................................................................32

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

       49.    Signage; Directories...............................................................................32
       50.    Nondisclosure of Lease Terms.......................................................................33
       51.    Hazardous Substance Disclosure.....................................................................33
       52.    Parking............................................................................................34
       53.    Rights to Terminate This Lease.....................................................................34
       54.    Tenant's Option to Renew...........................................................................35
       55.    Tenant's Inter-floor Cabling.......................................................................35
       56.    Generator Option; Generator Site...................................................................40

EXHIBITS:

A - Outline of Premises
B - Rules and Regulations
C - Landlord's Work
D - Form of Letter of Credit
E - Appraisal Procedure

                                      LEASE

          THIS LEASE is made as of the ______ day of May, 2000, between OAKLAND CITY CENTER LLC, a Delaware limited liability company ("Landlord"), and ASK JEEVES, INC., a Delaware corporation ("Tenant").

          1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on the terms and conditions set forth herein, premises (the "Premises") consisting of all leasable space on the floors specified in Paragraph 2 below of the building described below to be built by Landlord and located at 555 Twelfth Street, Oakland, California (the "Building"). It is anticipated that each floor of the Premises shall consist of space with the approximate outline depicted on EXHIBIT A attached hereto. The Building is a part of the office, retail and service complex located in the area bounded by Broadway, Fourteenth, Clay and Eleventh Streets, which complex, including its associated garages, the parcel(s) of land on which the complex is located and the other improvements on such land, is referred to herein as "City Center." The Building, the associated garage, the parcel(s) of land (the "Land") on which the Building and garage are located and the other improvements on the Land (including the walkways and landscaping) are referred to herein as the "Real Property."

          Landlord intends to construct the Building as a 20-story office tower faced with precast concrete and glass, consisting of approximately 472,000 rentable square feet of space, including the base building work described in the attached EXHIBIT C ("Landlord's Work"). Landlord will construct the Building based substantially on the Pankow Exhibit A (as defined in the attached EXHIBIT
C). Landlord shall keep Tenant advised from time to time, upon Tenant's request, as to the progress of Landlord's Work and will notify Tenant of any material changes from the specifications on EXHIBIT C and any material changes to the Pankow Exhibit A which affect the Premises. Landlord shall consult with Tenant upon Tenant's request regarding any such material changes, but Tenant's approval of the same shall not be required; provided, however, that Landlord shall not without Tenant's approval (which shall not be unreasonably withheld, conditioned or delayed) make any material change to such specifications that would materially reduce the performance standards as to the capacity of the mechanical, plumbing or electrical systems serving the Premises unless such change is required by the City of Oakland or other governmental authority). Landlord and Tenant shall cooperate with each other to resolve any issues that are raised by applicable local, state or federal building codes or governmental agencies during the planning, permit or construction process. Landlord shall measure the rentable area of the Building (the "Rentable Area of the Building"), using Landlord's then applicable space measurement method in City Center (which shall be based on BOMA standards in effect on the date of this Lease), as soon as practicable after construction of the Building has progressed to the point to permit such measurement. Landlord's architect shall certify the Rentable Area of the Building and shall promptly provide such certification to Tenant. Further, if there is a material change in the design of the Premises from that shown on EXHIBIT A, Landlord reserves the right to measure the rentable area of the Premises (the "Rentable Area of the Premises") using the same space measurement method, as soon as practicable after construction of the Premises has progressed to the point to permit such measurement. The results of such measurement(s) shall be used for all purposes of this Lease as the stipulated Rentable Area of the Building and, if applicable, the Rentable Area of the Premises, and shall be set forth in the amendment to this Lease described in Paragraph 3.a. below.

          Tenant's lease of the Premises shall include the right to use, in common with others and subject to the other provisions of this Lease, the public lobbies, entrances, stairs, elevators and other public portions of the Building. All of the windows and outside walls of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electrical equipment or other utilities or Building facilities are reserved solely to Landlord and Landlord shall have rights of access through the Premises for the purpose of operating, maintaining and repairing the same.

          2. CERTAIN BASIC LEASE TERMS. As used herein, the following terms shall have the meaning specified below:

          a. Floor(s) on which the Premises are located: 2nd through 8th floors. Each such floor shall constitute an "Increment" under this Lease. Landlord and Tenant agree that for purposes of this Lease the Rentable Area of the Premises shall be deemed to be 159,196 rentable square feet, and the individual Increments shall be deemed to contain the following respective rentable areas (subject to measurement and adjustment as provided in Paragraph 1 above):

                         Increment                   Rentable Square Feet
                         ---------                   --------------------

                         2nd floor:                         22,798
                         3rd floor:                         22,798
                         4th floor:                         22,720
                         5th floor:                         22,720
                         6th floor:                         22,720
                         7th floor:                         22,720
                         8th floor:                         22,720

          b.   Lease term: Approximately ten (10) years, commencing as follows:
               The term shall commence with respect to each Increment on the Commencement Date (as defined below) for such Increment, and shall expire with respect to the entire Premises on the last day of the one hundred twentieth (120th) full calendar month after the Full Rent Commencement Date (as defined in Paragraph 2.c.) (the "Expiration Date"). If, pursuant to Paragraph 4 below the Tenant Improvements (as defined in Paragraph 4.a.ii.) are constructed by Landlord's Contractor (as defined in Paragraph 4.b.), then the Commencement Date for each Increment shall be the date of Substantial Completion (as defined in Paragraph 4.d.iii.) of the Tenant Improvements in such Increment. If pursuant to Paragraph 4 the Tenant Improvements are constructed by Tenant's Contractor (as defined in Paragraph 4.b.ii.), then the Commencement Date with respect to each Increment shall be the date Landlord tenders delivery of such Increment to Tenant with Landlord's Work Substantially Completed (except that portion of Landlord's Work, if any, which Landlord reasonably determines can be performed concurrently with the Tenant Improvements). The earliest of the Commencement Dates for the various Increments is referred to herein as the "Initial Commencement Date."

          c. Monthly Rent: The amount determined by multiplying the applicable annual rental rate set forth below by the number of rentable square feet comprising the Rentable Area of the applicable Increments of the Premises, and dividing such product by twelve
               (12).

               Period                                    Annual Rental Rate
               ------                                    ------------------

               From the Initial Rent
               Commencement Date (as
               defined below) through the
               last day of the sixtieth (60th)
               full calendar month after the Full
               Rent Commencement Date:                           $37.60

               From the first day of the sixty-first
               (61st) full calendar month after the
               Full Rent Commencement Date
               through the Expiration Date:                      $44.65

               Rent Commencement Dates: If Landlord's Contractor constructs the Tenant Improvements, the "Rent Commencement Date" for each Increment shall be the Commencement Date for such Increment. If Tenant's Contractor constructs the Tenant Improvements, the "Rent Commencement Date" for each Increment shall be the earliest to occur of (i) the date Tenant occupies any portion of such Increment for the purpose of conducting business therein, (ii) ninety days after the Commencement Date for such Increment, or
               (iii) the date of Substantial Completion of the Tenant Improvements in such Increment. The "Initial Rent Commencement Date" shall be the earliest of the Rent Commencement Dates for the various Increments, and the "Full Rent Commencement Date" shall be the last of the Rent Commencement Dates for the various Increments.

          d. Letter of Credit Amount: Thirteen Million Seven Hundred Thousand Dollars ($13,700,000.00).

          e. Tenant's Share: The quotient (expressed as a percentage) obtained by dividing the Rentable Area of the Premises by the Rentable Area of the Building.

          f.   Base Year: Calendar year 2002.

               Base Tax Year: The fiscal tax year ending June 30, 2002.

          g. Business of Tenant: Software engineering and Internet applications.

          h.   Real estate broker(s): Shorenstein Management, Inc., and AEGIS.

     3. TERM; DELIVERY OF POSSESSION OF PREMISES.

          a. TERM. The term of this Lease shall commence on the Initial Commencement Date (as defined in Paragraph 2.b.) and, unless sooner terminated pursuant to the terms hereof or at law, shall expire on the Expiration Date (defined in Paragraph 2.b.). Notwithstanding the foregoing, with respect to each Increment of the Premises, the term of this Lease shall commence on the Commencement Date for such Increment, as described in Paragraph 2.b. above. As soon as reasonably practicable, Landlord and Tenant shall confirm in writing the Initial Commencement Date, the Commencement Date and Rent Commencement Date for each Increment, the Full Rent Commencement Date, the Expiration Date, the Rentable Area of the Premises, the Rentable Area of the Building, the amount of Monthly Rent, Tenant's Share, and the exact outline of the Premises.

          b. DELIVERY OF PREMISES. Each Increment of the Premises shall be delivered to Tenant upon the Commencement Date (as defined in Paragraph 2.b.) for such Increment. If completion of construction of the Building or Substantial Completion of Landlord's Work or the Tenant Improvements or delivery of possession of any of the Premises is delayed for any reason whatsoever, this Lease shall not be void or voidable. Except as otherwise provided herein, no delay in delivery of possession of the Premises to Tenant shall operate to extend the term of this Lease or amend Tenant's obligations under this Lease. In no event shall Landlord be liable to Tenant for any delay in completion of Landlord's Work or the Tenant Improvements caused or occasioned by strikes, lockout, labor disputes, shortages of material or labor, fire or other casualty, acts of God or any other cause ("Force Majeure"). Notwithstanding the foregoing, if Landlord does not deliver the Premises to Tenant in the condition required by this Lease on or before the Termination Trigger Date, as defined below, then Tenant's sole remedy shall be to deliver notice to Landlord ("Termination Notice"), within five (5) business days after the Termination Trigger Date, electing to terminate this Lease effective on the date which is ten (10) business days after Landlord's receipt of the Termination Notice (the "Termination Date"). The "Termination Trigger Date" shall be December 31, 2002, if Landlord's Contractor constructs the Tenant Improvements pursuant to Paragraph 4.b., or September 30, 2002, if Tenant's Contractor constructs the Tenant Improvements pursuant to Paragraph 4.b.; provided that the Termination Trigger Date shall be extended by the length of any delays resulting from Force Majeure or a Tenant Delay.

          Further, notwithstanding the foregoing, if Tenant timely delivers such Termination Notice, Landlord shall have the right to suspend the termination of the Lease for a period of sixty (60) days (thereby extending the Termination Date for 60 days) by delivering to Tenant, within ten (10) business days after receipt of Tenant's Termination Notice, notice of such suspension ("Landlord's Suspension Notice"). If Landlord timely delivers Landlord's Suspension Notice, and, within that 60-day suspension period, delivers possession of the Premises to Tenant in the condition required by this Lease, Tenant's Termination Notice shall be of no further force or effect. If, however, Landlord does not deliver possession of the Premises to Tenant within that 60-day suspension period, this Lease shall terminate at the end of the 60-day suspension period, except as otherwise provided below in this paragraph. If prior to the Termination Date (as such date may have been extended pursuant to this paragraph), Landlord determines that by the Termination Date construction of Landlord's Work (and, if Tenant has selected Landlord's Contractor under Paragraph 4.b., construction of the Tenant Improvements) will not be completed to the point that such work is required to completed on the Commencement Date for each Increment as provided in Paragraph 2.b. (the "Required Completion"), Landlord shall have the right to deliver a written notice to Tenant stating Landlord's Contractor's reasonable, good-faith estimate of the date by which the Required Completion will occur (the "Projected Completion Date"). If Tenant wishes Landlord to continue construction of the Landlord's Work and/or Tenant Improvements, as applicable, Tenant shall, within three (3) business days after receipt of such notice, provide written notice ("Tenant's Extension Notice") to Landlord extending the Termination Date until the Projected Completion Date. If Tenant fails to give Tenant's Extension Notice within such three (3)- business day period ("Tenant's Response Period"), Landlord shall have the right to terminate this Lease by giving notice to Tenant within three (3) business days after expiration of Tenant's Response Period. If Tenant timely gives Tenant's Extension Notice agreeing to extend the Termination Date, the Termination Date shall be postponed until the Projected Completion Date. If the Termination Date is so postponed, Landlord's right to request Tenant to elect either to terminate or to further postpone the Termination Date shall remain and continue to remain, with the notice periods set forth above, until the Required Completion occurs or until this Lease is terminated. If prior to the Termination Date, as such date may have been postponed pursuant to this paragraph, the Required Completion is achieved, Tenant's Termination Notice shall be of no further force or effect.

          c. EARLY OCCUPANCY. If Landlord's Contractor constructs the Tenant Improvements and Tenant takes occupancy of any of the Increments of the Premises prior to the Commencement Date for such Increment provided for in Paragraph 2.b. above (other than for the purposes permitted under Paragraph 4.d.iv.), then the Commencement Date for such Increment shall be the date of such early occupancy by Tenant; provided, however, that the Expiration Date shall not be affected by such early occupancy.

          4. TENANT IMPROVEMENTS. Landlord shall have no obligation to make or pay for any improvements or renovations in or to the Premises, or otherwise prepare the Premises for Tenant's occupancy, except as specifically provided in this Paragraph 4.

          a. PLANS.

          i. SPACE PLANS. On or before January 15, 2001, Tenant shall furnish to Landlord for Landlord's review and approval (which approval shall not be unreasonably withheld) plans indicating the proposed location of walls and partitions on the floor of the Premises or other conceptual or space plans of the improvements Tenant desires in the Premises (the "Space Plans"), prepared by an architect retained by Tenant and reasonably acceptable to Landlord ("Tenant's Architect"). The Space Plans shall (A) show the general layout of all of the improvements which Tenant desires to be constructed in the Premises, and all such improvements shall comply with all applicable building codes and other Legal Requirements (as defined in Paragraph 7.a.(16) below), (B) include all applicable telephone and cable requirements, drywall, finish specifications and special requirements, (C) separately note any proposed structural work or extraordinary or supplemental electrical, plumbing or HVAC requirements, and (D) contain such detail and specifications as would permit a general contractor to obtain preliminary estimates of the cost of performing all work shown thereon. The Space Plans and improvements shown thereon shall also comply with the "Tenant Construction Standards" and "Conditions for Construction" applicable to the Building (collectively, the "Building Construction Standards"), receipt of which is hereby acknowledged by Tenant. The Space Plans shall identify any "long-lead" materials (as described in Paragraph 4.a.ii. below) then known by Tenant or Tenant's Architect. Landlord shall respond to the Space Plans within ten (10) Business Days (as defined in Paragraph 17.a. below) of its receipt thereof. Tenant shall respond promptly to any written objections of Landlord to the Space Plans and shall resubmit appropriately revised Space Plans prepared by Tenant's Architect within five (5) Business Days after Tenant's receipt of Landlord's objections. This procedure shall be followed until all objections have been resolved and the Space Plans approved. The Space Plans, as finally approved in writing by Landlord, shall be referred to herein as the "Final Space Plans."

          ii. FINAL PLANS. As soon as available following approval of the Final Space Plans, and in any event on or before April 30, 2001, Tenant shall furnish to Landlord for Landlord's written approval (which approval shall not be unreasonably withheld) working plans and specifications (the "Working Drawings") prepared by Tenant's Architect for all of the improvements which Tenant desires to be constructed in the Premises; provided, however, that all mechanical, electrical and plumbing engineering drawings included in the Working Drawings shall be prepared by an engineer designated by Landlord, who shall be engaged by Tenant ("Tenant's Engineer"). The Working Drawings shall show improvements that conform to the Final Space Plans (except to the extent specifically noted therein or in accompanying specifications) and the Building Construction Standards, shall separately note any proposed structural work or extraordinary or supplemental electrical, plumbing or HVAC requirements, and shall be in sufficient detail as to enable the general contractor for the work to obtain all necessary governmental permits for construction of all of the improvements and to secure complete bids from qualified contractors to perform the work for all of the improvements to be constructed in the Premises. Landlord shall respond to the Working Drawings within ten (10) Business Days of its receipt thereof. The Working Drawings shall identify any "long-lead" materials then known by Tenant or Tenant's Architect. Tenant shall respond promptly to any written objections of Landlord to the Working Drawings and shall resubmit appropriately revised Working Drawings prepared by Tenant's Architect within five (5) Business Days of Tenant's receipt of Landlord's written objections, and such resubmitted plans shall clearly indicate which portions of the plans are revised and which portions of the plans remain unchanged from the previously submitted plans. Landlord shall respond to resubmitted Working Drawings promptly. This procedure shall be followed until all objections have been resolved and the Working Drawings approved; provided however, that if Tenant has not submitted acceptable Working Drawings to Landlord on or before June 1, 2001, as such date shall be extended as provided below (the "Final Plan Date"), then each day beyond the Final Plan Date that Tenant has not submitted acceptable Working Drawings to Landlord shall constitute a day of Tenant Delay under Paragraph 4.e. below. If Landlord fails to provide any required consent or disapproval within the applicable time period set forth this Paragraph 4.a., then the Final Plan Date shall be extended by one day for each day of Landlord's net delinquency (and in determining "net delinquency" each day of Landlord's delinquency in providing a required consent or disapproval under this Paragraph 4.a. shall be offset by each day, if any, prior to the applicable deadline that Landlord delivers any other consent or disapproval required under this Paragraph 4.a.). The Working Drawings, as approved in writing by Landlord, are hereinafter called the "Plans," and the work shown on the Plans is hereinafter called the "Tenant Improvements."

          iii. COOPERATION; CONSENT. Landlord and Tenant shall cooperate with each other to resolve any space planning or other issues that are raised by applicable local, state or federal building codes during the planning, permit or construction process. Notwithstanding anything to the contrary contained herein, Landlord's approval of any item reviewed by Landlord under this Paragraph 4 shall merely indicate Landlord's consent to the proposed work shown thereon, and in no event shall such consent by Landlord be deemed to constitute a representation by Landlord that the work called for therein complies with applicable building codes or other Legal Requirements nor shall such consent release Tenant from Tenant's obligations to supply Space Plans, Working Drawings and Plans that do so conform to applicable building codes and Legal Requirements.

          b. SELECTION OF CONTRACTOR; BIDDING PROCEDURE. On or before March 1, 2001, Tenant shall notify Landlord in writing of whether (1) Tenant elects to have Landlord's designated contractor ("Landlord's Contractor") construct the Tenant Improvements without Tenant first bidding the project out to other prospective contractors or (2) Tenant elects to bid the project out.

               i. If Tenant elects to have Landlord's Contractor construct the Tenant Improvements without bidding the project out to other contractors, Landlord shall construct the Tenant Improvements as shown on the Plans on a cost basis plus Landlord's Contractor's standard charge for overhead, supervision and profit ("Landlord's Contractor's Charge").

               ii. If Tenant elects to bid the project out, the provisions of this Paragraph 4.b.ii. shall apply. Within five (5) Business Days after Landlord's approval of the Plans, Tenant shall provide bidding materials simultaneously to Landlord and to any number of contractors selected by Tenant that meet the qualifications set forth in clauses (i) and (ii) of Paragraph 4.c. below. Within thirty (30) days thereafter, Tenant shall notify Landlord of Tenant's selection of either a third party contractor or Landlord to construct the Tenant Improvements. If Tenant selects the bid of Landlord's Contractor, then the provisions of Paragraph 4.d. shall apply. If Tenant selects a third party contractor other than Landlord's Contractor ("Tenant's Contractor"), then the provisions of Paragraph 4.c. shall apply.

          c. CONSTRUCTION BY TENANT'S CONTRACTOR. If Tenant elects to have Tenant's Contractor construct the Tenant Improvements pursuant to Paragraph 4.b.ii. above, the following provisions shall apply:

               i. APPROVAL. Tenant's Contractor shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. If Tenant provides Landlord with a list of its prospective contractors prior to bidding out the job, with such information as Landlord shall reasonably require about such contractors, Landlord will review and approve or reasonably disapprove such prospective contractors reasonably promptly.

               ii. QUALIFICATIONS. Tenant's Contractor shall (1) have substantial recent experience in the construction of tenant improvements in first class high-rise office buildings in City Center, downtown San Francisco, Emeryville, the Peninsula or the South Bay, (2) be licensed by the State of California (to be evidenced by Tenant's submission to Landlord of Tenant's Contractor's state license number), and (3) meet the requirements for contractors in the "Conditions for Construction" applicable to the Building.

               iii. REQUIREMENTS. Tenant shall be responsible for Tenant's Contractor, subcontractors, suppliers and materialmen (A) obtaining Landlord's prior written approval (which Landlord shall not unreasonably withhold or delay) of all subcontractors and labor to be utilized in the performance of such construction work, (B) not employing in the work any person, entity or contractor whose presence may give rise to a labor or other disturbance in the Building, (C) obtaining all necessary governmental permits and approvals in connection with all construction work (including demolition) shown on the Plans (and Landlord shall have no responsibility whatsoever in connection with obtaining the same), (D) complying with the Building Construction Standards, and (E) performing the construction work in such manner as to minimize, to the extent possible, disturbance of other tenants and occupants of the Building (if any) and, with respect to any work the sound levels or other effects of which would create a material disturbance of other tenants or occupants of the Building (if any), performing such work during other than Business Hours. Landlord shall have no responsibility for furnishing any security services in or about the Building or the Premises to safeguard Tenant's construction of the Tenant Improvements or materials in connection therewith.

               iv. CONSTRUCTION; CHANGES. Tenant shall promptly enter into a contract with Tenant's Contractor for construction of the Tenant Improvements (and in any event prior to commencement of construction of the Tenant Improvements) and shall cause Tenant's Contractor to promptly commence and diligently pursue to completion the Tenant Improvements at the earliest reasonable date. Any and all identified Punch List Items (as defined in Paragraph 4.d.iii. below) shall promptly be completed by Tenant's Contractor as well. The Tenant Improvements shall be constructed by Tenant's Contractor in conformance with the Plans, and it shall be the obligation of Tenant's Contractor to comply with the Building Construction Standards and with all applicable Legal Requirements regarding the performance of the work. If Tenant desires any change in or to the Plans, then Tenant shall request that Tenant's Architect, at Tenant's cost, prepare revised Working Drawings incorporating the change. Any and all revisions to the Plans shall be subject to Landlord's written approval (which shall not be unreasonably withheld or delayed).

          d. CONSTRUCTION BY LANDLORD. If Tenant elects to have the Tenant Improvements constructed by Landlord, the following provisions shall apply:

               i. BUDGET. If pursuant to Paragraph 4.b.i. Tenant elects to have the Tenant Improvements constructed by Landlord (without bidding the project out to other contractors), this Paragraph 4.d.i. shall apply:
     Landlord shall cause Landlord's Contractor to solicit bids from not less than three (3) subcontractors for each major trade working on the Tenant Improvements (including any appropriate subcontractors recommended by Tenant). When Landlord's Contractor has received responses to its bid request, Landlord's Contractor will analyze the same and provide Tenant with a copy of Landlord's Contractor's bid analysis, recommended winning bidders and estimated budget for the Tenant Improvements, based upon the selected subcontractors' bids and including Landlord's Contractor's fees and a reasonable contingency. Tenant shall have three (3) Business Days after the receipt of Landlord's Contractor's bid analysis to approve or reasonably disapprove Landlord's Contractor's selection of subcontractors and Landlord's Contractor's estimated budget. Further, if Tenant disapproves of the estimated budget, then within seven (7) Business Days of Tenant's receipt thereof, Tenant shall so notify Landlord and the Plans shall promptly be modified, at Tenant's cost, by Tenant's Architect, in order to satisfactorily modify the scope of the work upon which the budget is based. Any and all revisions to the Plans shall be subject to Landlord's approval. Upon Tenant's disapproval of any subcontractor or the revision of the Plans, Landlord shall cause Landlord's Contractor to promptly prepare and submit to Tenant a revised estimated budget. Tenant shall respond to the revised estimated budget in the manner described above. Any delay in Substantial Completion (as defined in Paragraph 4.d.iii. below) of the Tenant Improvements resulting from any revision to the Plans or the budget shall constitute a Tenant Delay as defined in Paragraph 4.e. below; in the event of any such Tenant Delay, Tenant's obligation to pay rent for the Premises shall be accelerated as provided in Paragraph 5.a. below. If Tenant fails to raise any objections to the analysis and/or budget within the period(s) described above, Tenant shall be deemed to have approved Landlord's Contractor's recommended bid acceptance and proposed budget.

          ii. CHANGES. If Tenant desires any change in or to the Plans ("Changes"), then Tenant shall request that Tenant's Architect, at Tenant's cost, prepare revised Working Drawings incorporating the Change. If Landlord approves any proposed Change, then together with such approval, if practicable, and if not practicable as soon thereafter as is practicable, Landlord shall give Tenant Landlord's estimated increase or decrease in the cost of the Tenant Improvements which would result from incorporating such Change and Landlord's estimate of the delay, if any, in the commencement or completion of the Tenant Improvements which would result from incorporating such Change. If the Change increases the cost of the Tenant Improvements and the funds from Landlord's Contribution (as defined in Paragraph 4.f. below) are not sufficient to pay for the Change, then Tenant shall be liable for the additional cost, which cost shall be payable, at Landlord's option, during the course of construction. Landlord will use reasonable care in preparing the estimates, but they shall be good faith estimates only and will not limit Tenant's obligation to pay for the actual increase in the cost of the Tenant Improvements or Tenant's responsibility for the actual construction delay resulting from the Change. Within three (3) Business Days after receipt of such cost and delay estimates, Tenant shall notify Landlord in writing whether Tenant approves the Change. If Tenant fails to approve the Change within such three (3) Business Day period, construction of the Tenant Improvements shall proceed as provided in accordance with the Plans as they existed prior to the requested Change. If, following Tenant's review of the estimated costs and delays, Tenant desires Landlord to incorporate the Change into the Tenant Improvements, then Tenant and Landlord shall execute a change order for such Change on Landlord's standard form therefor, and the term "Plans" shall thereafter be deemed to refer to the Working Drawings as so revised and approved. The submission of the proposed estimated budget to Tenant and Tenant's approval thereof shall not constitute a guarantee that the cost of the Tenant Improvements shall not exceed the amount shown on the estimated budget. Any delay in Substantial Completion (as defined below) of the Tenant Improvements resulting from any revision to the Plans or the proposed budget shall constitute a Tenant Delay, as defined in Paragraph 4.e. below; provided, however, that if and only to the extent that any such delay is caused by revisions to the Plans that are necessitated by Landlord's changes to the Building design, such delay shall not constitute a Tenant Delay.

               iii. CONSTRUCTION; SUBSTANTIAL COMPLETION. Landlord shall cause Landlord's Contractor to construct the Tenant Improvements as shown on the Plans in compliance with this Paragraph 4. With regard to telephones and computer systems, Landlord shall provide and cause to be installed only those wall terminal boxes and/or floor monuments required for Tenant's telephone or computer systems as are shown on the Plans. Landlord will provide ordinary power wiring to locations shown on the Plans and shall provide and cause to be installed conduits as required for Tenant's telephone and computer systems as shown on the Plans, but shall in no event install, pull or hook up such wires, supply jacks or plugs or provide wiring necessary for special conditioned power to the Premises. "Substantial Completion" of the Tenant Improvements for each Increment of the Premises shall be deemed to have occurred when (a) the Tenant Improvements for such Increment have, in Landlord's reasonable judgment, been completed in accordance with the Plans, subject only to correction or completion of "Punch List" items, which items shall be limited to minor items of incomplete or defective work or materials or mechanical maladjustments that are of such a nature that they do not materially interfere with or impair Tenant's use of such portion of the Premises for Tenant's business, and (b) any governmental approvals (which may be oral approvals by inspectors or other officials, and may be temporary or conditional in accordance with local practice) required for the initial occupancy of the Premises by Tenant have been obtained, subject to final inspection and "sign off" as to isolated or incidental items of construction (provided that if the failure to obtain such approval results from construction of Tenant Improvements in accordance with Plans which do not comply with building codes or other Legal Requirements, then this item
     (b) shall not be a condition to the occurrence of Substantial Completion). The definition of "Substantially Completed" shall also apply to the terms "Substantial Completion" and "Substantially Complete."

               iv. EARLY ENTRY. Notwithstanding anything to the contrary in this Lease, Tenant may, prior to Landlord's Contractor's Substantial Completion of the Tenant Improvements, enter the Premises and the License Areas (as defined in Paragraph 55.a. below) for the purpose of installing telephones, cabling, electronic communication or related equipment, and fixtures, provided that Tenant shall be solely responsible for any of such equipment, fixtures, or material and for any loss or damage thereto from any cause whatsoever, excluding only the gross negligence or deliberate misconduct of Landlord or Landlord's contractors. Such early access to the Premises and License Areas and such installation shall be permitted only to the extent that Landlord determines that such early access and installation activities will not delay Landlord's Contractor's completion of the construction of the Tenant Improvements. The provisions of the final grammatical paragraph of Paragraph 8.a. below, the provisions of Paragraph 9.a. below (except the requirement of the Alteration Operations Fee), the provisions of Paragraph 55 and the provisions of Paragraphs 14 and 15 below shall apply in full during the period of any such early entry, and Tenant shall (i) provide certificates of insurance evidencing the existence and amounts of liability insurance carried by Tenant and its agents and contractors, reasonably satisfactory to Landlord, prior to such early entry, and (ii) comply with all applicable laws, regulations, permits and other approvals applicable to such early entry work in the Premises. Notwithstanding the foregoing, if such early access or installation delays or interferes with Landlord's construction of the Tenant Improvements, or increases the cost of the Tenant Improvements, the same shall be a Tenant Delay.

          e. TENANT DELAYS. Tenant shall be responsible for, and shall pay to Landlord, any and all costs and expenses (including lost rent) incurred by Landlord in connection with any delay in the commencement or completion of any Tenant Improvements and any increase in the cost of Tenant Improvements caused by (i) Tenant's failure to submit or resubmit plans or construction documents by the dates or within the time periods set forth in Paragraph 4.a. above or to have approved Plans completed by the Final Plan Date (as extended by any delay by Landlord in responding to plans within the periods set forth above), (ii) any Changes requested by Tenant in the Tenant Improvements shown on the Space Plans, Working Drawings or Plans after submission thereof to Landlord (including any cost or delay resulting from proposed Changes that are not ultimately made) (except as otherwise provided in Paragraph 4.d.ii. above) or Tenant's disapproval of any aspect of the Working Drawings except to the extent that such aspect does not properly reflect the Final Space Plans, (iii) any failure by Tenant to timely pay any amounts due from Tenant hereunder, including any additional costs resulting from any Change (it being acknowledged that if Tenant fails to make or otherwise delays making such payments, Landlord may stop work on the Tenant Improvements and any delay from such a work stoppage will be a Tenant Delay), (iv) if Landlord's Contractor constructs the Tenant Improvements, the inclusion in the Tenant Improvements of any so-called "long lead" materials (such as fabrics, panelings, carpeting or other items that must be imported or are of unusual character or limited availability), (v) any delay by Tenant in responding to inquiries regarding the construction of the Tenant Improvements or in granting Tenant's approval of materials or finishes for the Tenant Improvements, (vi) Tenant's failure to either select Landlord's Contractor pursuant to Paragraph 4.b.i. above or select a contractor pursuant to Paragraph 4.b.ii. above by the respective dates set forth in Paragraph 4.b., or (vii) any other delay requested or caused by Tenant. Each of the foregoing is referred to herein as a "Tenant Delay." If Landlord's Contractor constructs the Tenant Improvements, Landlord shall give Tenant notice of "long lead" items as soon as reasonably practicable after being advised of the delay by the suppliers involved, or otherwise becoming aware of the delay or probable delay, and Landlord's Contractor will use reasonable efforts to suggest alternative products to alleviate the delay, if possible.

          f. COST OF CONSTRUCTION OF TENANT IMPROVEMENTS.

               i. LANDLORD'S WORK. Landlord's Work shall be performed at Landlord's sole cost and expense by such general contractor as Landlord shall determine, in compliance with all applicable Legal Requirements. Landlord may elect to have certain items of Landlord's Work performed concurrently with the construction of the Tenant Improvements. Landlord agrees that if pursuant to Paragraph 4.b. above, Landlord's Contractor performs the construction of the Tenant Improvements, then (i) the budgets for the Tenant Improvements and for Landlord's Work shall be separate, (ii) no portion of the Landlord's Work costs shall be included in the bidding materials for the Tenant Improvements, and (iii) Tenant shall, at reasonable times and upon reasonable prior notice, be granted access to Landlord's books, records and contracts concerning the budgets and costs for the two projects to verify the independent cost treatment of the two projects.

               ii. LANDLORD'S CONTRIBUTION; TENANT'S PAYMENT OF EXCESS COST. Landlord shall contribute toward the cost of designing, constructing and installing the Tenant Improvements, an amount not to exceed the product of Thirty-five Dollars ($35.00) times the Rentable Area of the Premises ("Landlord's Contribution"). The following provisions shall govern the payment of Landlord's Contribution and Tenant's share of the costs:

                    A. EXCESS COST. Tenant shall pay the cost of construction of the Tenant Improvements to the extent such cost (including the general contractor's charges for supervision, overhead and profit and, if Tenant's Contractor constructs the Tenant Improvements, the Construction Operations Fee as described in Paragraph 4.f.ii.E. below) exceeds the funds available therefor from Landlord's Contribution (the "Excess Cost").

                    B. TENANT'S PAYMENT OF THE EXCESS COST IF LANDLORD'S CONTRACTOR PERFORMS THE CONSTRUCTION. If Landlord's Contractor performs the construction, then Tenant shall pay the Excess Cost (based on the approved budget, including the contingency) (the "Payment") to Landlord within fifteen (15) days after written demand, which demand may be for payment in advance or in course-of-construction installments. If the total actual Excess Cost turns out to be less than the Payment, Landlord will refund the excess to Tenant within fifteen (15) days after receipt of Tenant's written demand following the final construction accounting.

          If the Excess Cost exceeds such Payment, then Tenant shall pay the balance to Landlord within fifteen (15) days of written demand.

                    C. TENANT'S PAYMENT OF THE EXCESS COST IF TENANT'S CONTRACTOR PERFORMS THE CONSTRUCTION. If Tenant's Contractor performs the construction, then based on the estimated cost (the "Estimated Costs") of the construction of the Tenant Improvements, the prorata share of the Estimated Costs payable by Landlord and Tenant shall be determined and an appropriate percentage share established for each (a "Share of Costs"). Tenant and Landlord shall fund the cost of such work as the same is performed, in accordance with their respective Share of Costs for such work, subject to subparagraphs D and E below. At such time as Landlord's Contribution has been entirely disbursed, Tenant shall pay the remaining Excess Cost, if any, which payment shall be made in installments as construction progresses in the same manner as Tenant's payments of Tenant's Share of Costs were paid.

                    D. DISBURSEMENT OF LANDLORD'S CONTRIBUTION. If Tenant's Contractor constructs the Tenant Improvements, Landlord shall disburse Landlord's Contribution directly to Tenant's Contractor, and/or to the applicable subcontractors, and/or to Tenant, as Landlord shall determine, upon receipt of (x) invoices of Tenant's Contractor to be furnished to Landlord by Tenant covering work actually performed, construction in place and materials delivered to the site (as may be applicable) describing in reasonable detail such work, construction and/or materials, (y) conditional lien waivers executed by Tenant's Contractor, subcontractors or suppliers, as applicable, for their portion of the work covered by the requested disbursement, and (z) unconditional lien waivers executed by Tenant's Contractor and the persons and entities performing the work or supplying the materials covered by Landlord's previous disbursements for the work or materials covered by such previous disbursements (all such waivers to be in the forms prescribed by California Civil Code Section 3262). No payment will be made for materials or supplies not located on the Premises. Landlord may withhold the amount of any and all retentions provided for in original contracts or subcontracts until expiration of the applicable lien periods or Landlord's receipt of unconditional lien waivers and full releases upon final payment (in the form prescribed by California Civil Code Section 3262) from Tenant's Contractor and all subcontractors and suppliers involved in the Tenant Improvements (the "Final Lien Waivers").

                    E. CONSTRUCTION OPERATIONS FEE. If Tenant's Contractor constructs the Tenant Improvements, Landlord shall retain from the amount of Landlord's Contribution, in the manner described below, an aggregate sum equal to five percent (5%) of the total cost of the construction and installation of the Tenant Improvements (which cost of the construction and installation shall include architectural and engineering fees but shall not include permit fees) (the "Construction Operations Fee") as compensation to Landlord for review of plans and specifications, electrical energy consumed in connection with the construction work, use of loading docks and freight elevators of the Building, and for other miscellaneous costs incurred by Landlord as a result of the construction work not otherwise reimbursable by Tenant hereunder. At the time Landlord makes any disbursement of Landlord's Contribution, Landlord shall retain from Landlord's Contribution, as a partial payment of the Construction Operations Fee, a proportionate amount of the Construction Operations Fee base upon Landlord's reasonable estimate of the amount required to be withheld from such disbursement in order to ensure that the entire Construction Operations Fee is retained over the course of construction on a prorata basis. At such time as Landlord's Contribution has been entirely disbursed, if the entire Construction Operations Fee has not yet been paid to Landlord, Tenant shall pay to Landlord a prorata portion of each payment made by Tenant on account of the Tenant Improvements in order to ensure that the balance of the Construction Fee is paid to Landlord over the course of construction on a prorata basis.

                    F. CERTAIN COSTS. If Landlord reasonably determines that upon Substantial Completion of the Tenant Improvements Landlord's Contribution would not be exhausted by construction of the Tenant Improvements for such portion of the Premises, and the remaining balance of Landlord's Contribution will exceed the amount needed to fully pay for all outstanding anticipated costs relating to the Tenant Improvements for such portion of the Premises, then Tenant may apply a portion of Landlord's Contribution, up to a maximum amount equal to the product of Two Dollars ($2.00) times the Rentable Area of the Premises with respect to each Increment of the Premises, toward the reasonable cost of design, space planning, architectural fees, and construction drawings for the Tenant Improvements for such portion of the Premises. In no event may any portions of Landlord's Contribution be applied towards the costs of Tenant's trade fixtures, personal property, equipment, cabling, furniture, signage, moving expenses, or rental obligations.

                    G. ENTIRE PREMISES TO BE IMPROVED. Tenant acknowledges that Landlord's Contribution is to be applied to the Tenant Improvements covering the entire Premises. If Tenant does not improve the entire Premises, then, without limitation of any other rights or remedies of Landlord hereunder, Landlord's Contribution shall be adjusted on a pro rata per rentable square foot basis to reflect the number of rentable square feet actually being improved.

          5. MONTHLY RENT.

          a. Commencing on the Rent Commencement Date for each Increment of the Premises, on or before the first day of each calendar month during the term hereof, Tenant shall pay to Landlord, as monthly rent for such Increment, the Monthly Rent specified in Paragraph 2.c. above. If the Rent Commencement Date for any Increment occurs on a day other than the first day of a calendar month, or if the term of this Lease terminates on a day other than the last day of a calendar month, then the Monthly Rent payable for the relevant Increment(s) for such partial month shall be appropriately prorated on the basis of a thirty
(30)-day month. Monthly Rent and the Additional Rent specified in Paragraph 7 shall be paid by Tenant to Landlord, in advance, without deduction, offset, prior notice or demand, in immediately available funds of lawful money of the United States of America, or by good check as described below, at the office of Shorenstein Company, L.P., at 555 California Street, 14th floor, San Francisco, California 94104, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments made by check must be drawn either on a California financial institution or on a financial institution that is a member of the federal reserve system. Notwithstanding the foregoing, if the Rent Commencement Date for any Increment is delayed as a result of a Tenant Delay, then Tenant's obligation to pay rent for such Increment shall be accelerated by the number of days of such delay. Further, notwithstanding the foregoing, Tenant shall pay to Landlord with Tenant's execution of this Lease, an amount equal to one (1) month's Monthly Rent hereunder for the Premises, which amount shall be applied to the Monthly Rent first due and payable hereunder.

          b. All amounts payable by Tenant to Landlord under this Lease (including without limitation Paragraph 56), or otherwise payable in connection with Tenant's occupancy of the Premises, in addition to the Monthly Rent hereunder and Additional Rent under Paragraph 7, shall constitute rent owed by Tenant to Landlord hereunder.

          c. Any rent not paid by Tenant to Landlord when due shall bear interest from the date due to the date of payment by Tenant at an annual rate of interest (the "Interest Rate") equal to the lesser of (i) the maximum annual interest rate allowed by law on such due date for business loans (not primarily for personal, family or household purposes) not exempt from the usury law, or
(ii) a rate equal to the sum of four (4) percentage points over the six-month United States Treasury bill rate (the "Treasury Rate") in effect from time to time during such delinquency (or if there is no such publicly announced rate, the rate quoted by the San Francisco Main Office of Bank of America, NT&SA, or any successor bank thereto, in pricing ninety (90)-day commercial loans to substantial commercial borrowers) (provided that the first occurrence of such a delinquency in any twelve (12)-month period that ends on the date of such occurrence shall cause the delinquent amount to bear interest only if Tenant fails to pay the delinquent amount within five (5) days of the date due). Failure by Tenant to pay rent when due, including any interest accrued under this subparagraph, shall constitute an Event of Default (as defined in Paragraph 25 below) giving rise to all the remedies afforded Landlord under this Lease and at law for nonpayment of rent.

          d. No security or guaranty which may now or hereafter be furnished to Landlord for the payment of rent due hereunder or for the performance by Tenant of the other terms of this Lease shall in any way be a bar or defense to any of Landlord's remedies under this Lease or at law.

          6. LETTER OF CREDIT.

          a. As security for the performance by Tenant of Tenant's obligations hereunder, Tenant shall cause to be delivered to Landlord concurrently with the execution of this Lease by Tenant, an original irrevocable standby letter of credit (the "Letter of Credit") in the amount specified in Paragraph 2.d. above, naming Landlord as beneficiary, which Landlord may draw upon to cure any default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of its obligations hereunder. Any such draw on the Letter of Credit shall not constitute a waiver of any other rights of Landlord with respect to such default or failure to perform. The Letter of Credit shall be issued by a major commercial bank reasonably acceptable to Landlord, with a service and claim point for the Letter of Credit in the San Francisco Bay Area in California, have an expiration date not earlier than thirty (30) days after Expiration Date (or, in the alternative, have a term of not less than one (1) year and be automatically renewable for an additional one
(1) year period unless notice of non-renewal is given by the issuer to Landlord not later than forty-five (45) days prior to the expiration thereof) and shall provide that Landlord may make partial and multiple draws thereunder, up to the face amount thereof. The Letter of Credit shall be in the form attached hereto as EXHIBIT D, and shall otherwise be in form and content satisfactory to Landlord. If the Letter of Credit has an expiration date earlier than the thirtieth (30th) day after the Expiration Date, then throughout the term hereof (including any renewal or extension of the term) Tenant shall provide evidence of renewal of the Letter of Credit to Landlord at least forty-five (45) days prior to the date the Letter of Credit expires. If Landlord draws on the Letter of Credit pursuant to the terms hereof, Tenant shall immediately replenish the Letter of Credit or provide Landlord with an additional letter of credit conforming to the requirement of this paragraph so that the amount available to Landlord from the Letter(s) of Credit provided hereunder is the amount specified in Paragraph 2.d. above. Tenant's failure to deliver any replacement, additional or extension of the Letter of Credit, or evidence of renewal of the Letter of Credit, within the time specified under this Lease shall entitle Landlord to draw upon the Letter of Credit then in effect. If Landlord liquidates the Letter of Credit as provided in the preceding sentence, Landlord shall hold the funds received from the Letter of Credit as security for Tenant's performance under this Lease, and Landlord shall not be required to segregate such security deposit from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. No holder of a Superior Interest (as defined in Paragraph 21 below), nor any purchaser at any judicial or private foreclosure sale of the Real Property or any portion thereof, shall be responsible to Tenant for such security deposit unless and only to the extent such holder or purchaser shall have actually received the same. If Landlord transfers such security deposit to the grantee or transferee of Landlord's interest in the Real Property, Landlord shall be released from any further responsibility or liability for such security. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the Letter of Credit or the balance of the security deposit then held by Landlord, as applicable; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder.

          b. Notwithstanding the foregoing, however, on the third (3rd) anniversary of the Full Commencement Date (as defined in Paragraph 2.b. above), and each anniversary of such date thereafter during the term (each such date termed herein a "Reduction Date"), so long as no Event of Default (as defined in Paragraph 25.a. below) by Tenant under this Lease has occurred since the previous Reduction Date (or, in the case of the first Reduction Date, since the Commencement Date), the amount required under the Letter of Credit shall be reduced by One Million Seven Hundred Twelve Thousand Five Hundred Dollars ($1,712,500.00) on such Reduction Date, and if Tenant is entitled to such reduction, Tenant may replace or amend the existing Letter of Credit to reflect such reduced amount on or after the applicable Reduction Date. Landlord will respond to the bank's written request for consent to such a reduction as soon as reasonably practicable but in any event within thirty (30) days after receipt of such request.

          7. ADDITIONAL RENT: INCREASES IN OPERATING EXPENSES AND TAX EXPENSES.

          a. OPERATING EXPENSES. Tenant shall pay to Landlord, at the times hereinafter set forth, Tenant's Share, as specified in Paragraph 2.e. above, of any increase in the Operating Expenses (as defined below) incurred by Landlord in each calendar year subsequent to the Base Year specified in Paragraph 2.f. above, over the Operating Expenses incurred by Landlord during the Base Year. The amounts payable under this Paragraph 7.a. and Paragraph 7.b. below are termed "Additional Rent" herein.

          The term "Operating Expenses" shall mean the total costs and expenses incurred by Landlord in connection with the management, operation, maintenance, repair and ownership of the Real Property, including, without limitation, the following costs: (1) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the operation, repair, or maintenance of the Real Property allocated in proportion to the percentage of such person's working time actually spent working in connection with the Real Property; (2) payroll, social security, workers' compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (3) the cost of uniforms (including the cleaning, replacement and pressing thereof) provided to such employees; (4) premiums and other charges incurred by Landlord with respect to fire, other casualty, rent and liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any Superior Interest (as defined in Paragraph 21 below), and, after the Base Year, costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy (provided that, if Landlord does not carry earthquake insurance during the Base Year, but obtains earthquake insurance subsequent to the Base Year, then the initial annual premium for the earthquake insurance shall not be included in Operating Expenses, and Operating Expenses in any given year subsequent to the first calendar year in which Landlord obtains earthquake insurance shall include only the increases in the annual premium over the annual premium paid for the earthquake insurance for the first calendar year after the Base Year in which Landlord carries the same); (5) water charges and sewer rents or fees; (6) license, permit and inspection fees;
(7) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Real Property and Building systems and equipment; (8) telephone, telegraph, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Real Property; (9) management fees and expenses;
(10) costs of repairs to and maintenance of the Real Property, including building systems and appurtenances thereto and normal repair and replacement of worn-out equipment, facilities and installations, but excluding the replacement of major building systems (except to the extent provided in (16) and (17) below); (11) fees and expenses for janitorial, window cleaning, guard, extermination, water treatment, rubbish removal, plumbing and other services and inspection or service contracts for elevator, electrical, mechanical and other building equipment and systems or as may otherwise be necessary or proper for the operation, repair or maintenance of the Real Property; (12) costs of supplies, tools, materials, and equipment used in connection with the operation, maintenance or repair of the Real Property; (13) accounting, legal and other professional fees and expenses; (14) fees and expenses for painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Real Property; (15) costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, power and other energy related utilities required in connection with the operation, maintenance and repair of the Real Property; (16) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord after the Base Year in order to comply with any local, state or federal law, ordinance, rule, regulation, code or order of any governmental entity or insurance requirement (collectively, "Legal Requirement") with which the Real Property was not required to comply during the Base Year, or to comply with any amendment or other change to the enactment or interpretation of any Legal Requirement from its enactment or interpretation during the Base Year; (17) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord after the Base Year for the protection of the health and safety of the occupants of the Real Property or that are designed to reduce other Operating Expenses; (18) the cost of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property (excluding paintings, sculptures and other works of art) provided by Landlord for use in common areas of the Building or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Real Property); (19) any expenses and costs resulting from substitution of work, labor, material or services in lieu of any of the above itemizations, or for any additional work, labor, services or material resulting from compliance with any Legal Requirement applicable to the Real Property or any parts thereof; (20) Building office rent or rental value; and (21) the Real Property's allocable share of expenses, in the nature of the other Operating Expenses described in this Paragraph 7.a., which are incurred with respect to the common areas of City Center (including without limitation pedestrian walkways, patios, landscaped areas, sidewalks, service corridors, restrooms, stairways, escalators, decorative walls, plaza, fountains, malls, throughways, loading areas and ramps and parking areas), which allocation shall be determined by Landlord in its good faith business judgment. If the Real Property becomes subject to any covenants, conditions or restrictions, reciprocal easement agreement, common area declaration or similar agreement, the foregoing common area expenses shall include all fees, costs or other expenses allocated to the Real Property under such agreement. With respect to the costs of items included in Operating Expenses under (16) and (17), such costs shall be amortized over a reasonable period, as determined by Landlord, together with interest on the unamortized balance at a rate per annum equal to three (3) percentage points over the Treasury Rate charged at the time such item is constructed or acquired, or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such item, but in either case not more than the maximum rate permitted by law at the time such item is constructed or acquired.

          Operating Expenses shall not include the following: (i) depreciation on the Building or equipment or systems therein; (ii) debt service; (iii) rental under any ground or underlying lease; (iv) interest (except as expressly provided in this Paragraph 7.a.); (v) Tax Expenses (as defined in Paragraph 7.b. below); (vi) attorneys' and other professional fees and expenses incurred in connection with lease negotiations with prospective Building tenants or the enforcement of leases affecting the Real Property; (vii) the cost (including any amortization thereof) of any improvements or alterations which would be properly classified as capital expenditures according to generally accepted property management practices (except to the extent expressly included in Operating Expenses pursuant to this Paragraph 7.a.); (viii) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants; (ix) wages, salaries, benefits or other similar compensation paid to executive employees of Landlord or Landlord's agents above the rank of general manager; (x) advertising and promotional expenditures, and costs of signage identifying any tenant of the Building (other than Building directory or floor directory signage); (xi) real estate broker's or other leasing commissions; (xii) penalties or other costs incurred due to a violation by Landlord, as determined by written admission, stipulation, final judgment or arbitration award, of any of the terms and conditions of this Lease or any other lease relating to the Building except to the extent such costs reflect costs that would have been incurred by Landlord absent such violation;
(xiii) subject to the provisions of item (4) above, repairs and other work occasioned by fire, windstorm or other casualty, to the extent Landlord is reimbursed by insurance proceeds, and other work paid from insurance or condemnation proceeds; (xiv) costs, penalties or fines arising from Landlord's violation of any applicable governmental rule or authority except to the extent such costs reflect costs that would have been incurred by Landlord absent such violation; (xv) overhead and profit increments paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies or materials materially exceed the amounts normally payable for similar goods and services under similar circumstances (taking into account the market factors in effect on the date any relevant contracts were negotiated) in comparable buildings in the San Francisco financial district and downtown Oakland; (xvi) charitable and political contributions; (xviii) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature (except equipment that is not affixed to the Building and is used in providing janitorial services, and except to the extent such costs would otherwise be includable pursuant to items (16) and (17) as set forth in the immediately preceding paragraph); (xix) the cost of any large-scale asbestos abatement or removal activities, provided, however, Operating Expenses may include the costs attributable to those actions taken by Landlord to comply with any Legal Requirements in connection with the ordinary operation and maintenance of the Building, including costs incurred in removing limited amounts of asbestos containing materials from the Building when such removal is directly related to such ordinary maintenance and operation; (xx) any expense for which Landlord is actually directly reimbursed by a tenant or other party (other than through a provision similar to the first paragraph of this Paragraph 7.a.), including, without limitation, payments for Excess Services; or (xxii) the cost of services made available at no additional charge to any tenant in the Building but not to Tenant.

          b. TAX EXPENSES. Tenant shall pay to Landlord as Additional Rent under this Lease, at the times hereinafter set forth, Tenant's Share, as specified in Paragraph 2.e. above, of any increase in Tax

Expenses (as defined below) incurred by Landlord in each calendar year, over the Base Tax Amount (as defined below). The "Base Tax Amount" shall mean the total Tax Expenses incurred by Landlord during the Base Tax Year specified in Paragraph 2.f. above; provided that the Base Tax Amount shall, if necessary, be adjusted to reflect what the assessment of the Real Property and Building would be with one hundred percent (100%) of the base building improvements and ninety percent (90%) of the tenant improvements completed. Notwithstanding the foregoing, if any reassessment, reduction or recalculation of any item included in Tax Expenses during the term results in a reduction of Tax Expenses, then for purposes of calculating Tenant's Share of increases in Tax Expenses from and after the calendar year in which such adjustment occurs, the Base Tax Amount shall be adjusted to reflect such reduction.

          The term "Tax Expenses" shall mean all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, improvement districts, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged, confirmed or imposed on the Real Property, on Landlord with respect to the Real Property, on the act of entering into leases of space in the Real Property, on the use or occupancy of the Real Property or any part thereof, with respect to services or utilities consumed in the use, occupancy or operation of the Real Property, on any improvements, fixtures and equipment and other personal property of Landlord located in the Real Property and used in connection with the operation of the Real Property, or on or measured by the rent payable under this Lease or in connection with the business of renting space in the Real Property, including, without limitation, any gross income tax or excise tax levied with respect to the receipt of such rent, by the United States of America, the State of California, the City of Oakland, the County of Alameda, any political subdivision, public corporation, district or other political or public entity or public authority, and shall also include any other tax, fee or other excise, however described, which may be levied or assessed in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other Tax Expense. Tax Expenses shall include reasonable attorneys' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Tax Expenses. If it shall not be lawful for Tenant to reimburse Landlord for any increase in Tax Expenses as defined herein, the Monthly Rent payable to Landlord prior to the imposition of such increases in Tax Expenses shall be increased to net Landlord the same net Monthly Rent after imposition of such increases in Tax Expenses as would have been received by Landlord prior to the imposition of such increases in Tax Expenses.

          Tax Expenses shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other charge which would otherwise constitute a Tax Expense.

          c. ADJUSTMENT FOR OCCUPANCY FACTOR. Notwithstanding any other provision herein to the contrary, in the event the Building is not fully occupied during any calendar year during the term, including the Base Year, an adjustment shall be made by Landlord in computing Operating Expenses for such year so that the Operating Expenses shall be computed for such year as though the Building had been fully occupied during such year. In addition, if any particular work or service includable in Operating Expenses is not furnished to a tenant who has undertaken to perform such work or service itself, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would have been incurred if Landlord had furnished such work or service to such tenant. The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost and expense shall not be interpreted as excluding any cost from Operating Expenses or Tax Expenses if such cost is an Operating Expense or Tax Expense pursuant to the terms of this Lease.

          d. INTENTION REGARDING EXPENSE PASS-THROUGH. It is the intention of Landlord and Tenant that the Monthly Rent paid to Landlord throughout the term of this Lease shall be absolutely net of all increases, respectively, in Tax Expenses and Operating Expenses over, respectively, the Base Tax Amount and Operating Expenses for the Base Year, and the foregoing provisions of this Paragraph 7 are intended to so provide.

          e. NOTICE AND PAYMENT. On or before the first day of each calendar year during the term hereof, or as soon as practicable thereafter, Landlord shall give to Tenant notice of Landlord's estimate of the Additional Rent, if any, payable by Tenant pursuant to Paragraphs 7.a. and 7.b. for such calendar year. Commencing on the Initial Rent Commencement Date, and continuing thereafter on or before the first day of each month during each such calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent; provided, however, that if Landlord's notice is not given prior to the first day of any calendar year Tenant shall continue to pay Additional Rent on the basis of the prior year's estimate until the month after Landlord's notice is given. If at any time it appears to Landlord that the Additional Rent payable under Paragraphs 7.a. and/or 7.b. will vary from Landlord's estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon the revised estimate. On the first monthly payment date after any new estimate is delivered to Tenant, Tenant shall also pay any accrued cost increases, based on such new estimate.

          f. ANNUAL ACCOUNTING. Landlord shall maintain adequate books and records of the Operating Expenses and Tax Expenses in accordance with standard accounting principles. Within ninety (90) days after the close of each calendar year subsequent to the Base Year, or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of the Additional Rent payable under Paragraphs 7.a. and 7.b. for such year. The statement shall be based on the results of an audit of the operations of the Building prepared for the applicable year by a nationally recognized certified public accounting firm selected by Landlord. Upon Tenant's request, Landlord shall promptly deliver to Tenant a copy of the auditor's statement on which Landlord's annual statement is based and such other information regarding the annual statement as may be reasonably required by Tenant to ascertain Landlord's compliance with this Paragraph 7. Landlord's annual statement shall be final and binding upon Landlord and Tenant unless either party, within thirty (30) days after Tenant's receipt thereof, shall contest any item therein by giving written notice to the other, specifying each item contested and the reason therefor. Notwithstanding the foregoing, the Tax Expenses included in any such annual statement may be modified by any subsequent adjustment or retroactive application of Tax Expenses affecting the calculation of such Tax Expenses. If the annual statement shows that Tenant's payments of Additional Rent for such calendar year pursuant to Paragraph 7.e. above exceeded Tenant's obligations for the calendar year, Landlord shall at its option either (1) credit the excess to the next succeeding installments of estimated Additional Rent or (2) pay the excess to Tenant within thirty (30) days after delivery of such statement. If the annual statement shows that Tenant's payments of Additional Rent for such calendar year pursuant to Paragraph 7.e. above were less than Tenant's obligation for the calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. Landlord and Tenant shall endeavor in good faith to promptly resolve any dispute regarding the annual statement. Tenant shall not withhold payment of any contested or disputed item. Upon resolution of any such dispute, whether by agreement of the parties or by judicial determination, Landlord shall promptly refund to Tenant any amount determined to have been overpaid by Tenant, or Tenant shall promptly pay to Landlord any deficiency that is determined to be owing. If, as a consequence of Tenant's review of Landlord's backup information, as provided above, Tenant determines that there has been in the relevant year an aggregate overstatement of Operating Expenses of five percent (5%) or more, and Landlord's auditors concur in such finding (or, in the absence of such concurrence, such overstatement is confirmed judicially), then Landlord shall bear Tenant's reasonable costs of such review.

          g. PRORATION FOR PARTIAL LEASE YEAR. If the Initial Rent Commencement Date is a day other than the first day of a calendar year or if this Lease terminates on a day other than the last day of a calendar year, the Additional Rent payable by Tenant pursuant to this Paragraph 7 applicable to such partial calendar year shall be prorated on the basis that the number of days of such partial calendar year bears to three hundred sixty-five (365).

          8. USE OF PREMISES; COMPLIANCE WITH LAW.

          a. USE OF PREMISES. The Premises shall be used solely for general office purposes for the business of Tenant as described in Paragraph 2.g. above and for no other use or purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld for any other general office use consistent with the operation of the Building as a first-class office building, provided in no event shall Landlord be obligated to consent to a change in use of the Premises to a use which materially increases (i) the operating costs for the Building, (ii) the burden on the Building services, or
(iii) the foot traffic, elevator usage or security concerns in the Building, or which creates an increased probability of the comfort and/or safety of the Landlord or other tenants of the Building being compromised or reduced.

          Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Real Property, nor bring or keep anything therein, which would in any way subject Landlord, Landlord's agents or the holder of any Superior Interest (as defined in Paragraph 21) to any liability, increase the premium rate of or affect any fire, casualty, liability, rent or other insurance relating to the Real Property or any of the contents of the Building, or cause a cancellation of, or give rise to any defense by the insurer to any claim under, or conflict with, any policies for such insurance. If any act or omission of Tenant results in any such increase in premium rates, Tenant shall pay to Landlord upon demand the amount of such increase. Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Real Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or suffer or permit the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, suffer or permit any nuisance in, on or about the Premises or the Real Property. Without limiting the foregoing, no loudspeakers or other similar device which can be heard outside the Premises shall, without the prior written approval of Landlord, be used in or about the Premises. Tenant shall not commit or suffer to be committed any waste in, to or about the Premises.

          Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant's equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work. Landlord will advise Tenant, upon request, as to whether a given person, entity or contractor, in Landlord's reasonable judgment, is likely to cause a labor or other disturbance.

          b. COMPLIANCE WITH LAW. Tenant shall not do or permit anything to be done in or about the Premises which will in any way conflict with any Legal Requirement (as defined in Paragraph 7.a.(16) above) now in force or which may hereafter be enacted. Tenant, at its sole cost and expense, shall promptly comply with all such present and future Legal Requirements relating to the condition, use or occupancy of the Premises, and shall perform all work to the Premises or other portions of the Real Property required to effect such compliance (or, at Landlord's election, Landlord may perform such work at Tenant's cost). Notwithstanding the foregoing, however, Tenant shall not be required to perform any structural changes to the Premises or other portions of the Real Property unless such changes are related to or affected or triggered by (i) Tenant's Alterations (as defined in Paragraph 9 below), (ii) Tenant's particular use of the Premises (as opposed to Tenant's use of the Premises for general office purposes in a normal and customary manner),
(iii) Tenant's particular employees or employment practices, or (iv) the construction of initial improvements to the Premises, if any. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any Legal Requirement shall be conclusive of that fact as between Landlord and Tenant. Tenant shall immediately furnish Landlord with any notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises or the violation of any Legal Requirement.

          c. HAZARDOUS MATERIALS. Tenant shall not cause or permit the storage, use, generation, release, handling or disposal (collectively, "Handling") of any Hazardous Materials (as defined below), in, on, or about the Premises or the Real Property by Tenant or any agents, employees, contractors, licensees, subtenants, customers, guests or invitees of Tenant (collectively with Tenant, "Tenant Parties"), except that Tenant shall be permitted to use normal quantities of office supplies or products (such as copier fluids or cleaning supplies) customarily used in the conduct of general business office activities ("Common Office Chemicals"), provided that the Handling of such Common Office Chemicals shall comply at all times with all Legal Requirements, including Hazardous Materials Laws (as defined below). Notwithstanding anything to the contrary contained herein, however, in no event shall Tenant permit any usage of Common Office Chemicals in a manner that may cause the Premises or the Real Property to be contaminated by any Hazardous Materials or in violation of any Hazardous Materials Laws. Tenant shall immediately advise Landlord in writing of
(a) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the Premises; and (b) all claims made or threatened by any third party against Tenant, Landlord, the Premises or the Real Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials on or about the Premises. Without Landlord's prior written consent, Tenant shall not take any remedial action or enter into any agreements or settlements in response to the presence of any Hazardous Materials in, on, or about the Premises. Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord and all other Indemnitees (as defined in Paragraph 14.b. below), harmless from and against all Claims (as defined in Paragraph 14.b. below), arising out of or in connection with, or otherwise relating to (i) any Handling of Hazardous Materials by any Tenant Party or Tenant's breach of its obligations hereunder, or (ii) any removal, cleanup, or restoration work and materials necessary to return the Real Property or any other property of whatever nature located on the Real Property to their condition existing prior to such Handling of Hazardous. Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease. For purposes of this Lease, "Hazardous Materials" means any explosive, radioactive materials, hazardous wastes, or hazardous substances, including without limitation asbestos containing materials, PCB's, CFC's, or substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning any such materials or substances now or at any time hereafter in effect (collectively, "Hazardous Materials Laws").

          d. APPLICABILITY OF PARAGRAPH. The provisions of this Paragraph 8 are for the benefit of Landlord, the holder of any Superior Interest (as defined in Paragraph 21 below), and the other Indemnitees only and are not nor shall they be construed to be for the benefit of any tenant or occupant of the Building.

          9. ALTERATIONS AND RESTORATION.

          a. Tenant shall not make or permit to be made any alterations, modifications, additions, decorations or improvements to the Premises, or any other work whatsoever that would directly or indirectly involve the penetration or removal (whether permanent or temporary) of, or require access through, in, under, or above any floor, wall or ceiling, or surface or covering thereof in the Premises (collectively, "Alterations"), except as expressly provided in this Paragraph 9.

          Tenant shall have the right, without Landlord's consent, to make any Alteration to the Premises, provided that (a) the Alteration is decorative in nature (such as paint, carpet or other wall or floor finishes, partitions other such work), (b) Tenant provides Landlord with ten (10) days' advance notice of the commencement of any such Alteration, (c) such Alteration does not affect the Building's electrical, mechanical or HVAC systems or any part of the Building other than the Premises, (d) the work will not decrease the value of the Premises, does not require a building permit or other governmental permit, uses only first-class materials and is performed in a workman-like manner and in accordance with all applicable laws and regulations, and (e) the work does not involve opening the ceiling of the Premises. At the time Tenant notifies Landlord of any such work, Tenant shall give Landlord a copy of Tenant's plans for the work, or, if the Alterations are of such a nature that formal plans will not be prepared for the work, Tenant shall provide Landlord with a reasonably specific description of the work. If Tenant desires any Alteration that is not covered in the preceding two (2) sentences, Tenant must obtain Landlord's prior written approval of such Alteration, which approval shall not be unreasonably withheld or delayed.

          All Alterations shall be made at Tenant's sole cost and expense (including the expense of complying with all present and future Legal Requirements, including those regarding asbestos, if applicable, and any other work required to be performed in other areas within or outside the Premises by reason of the Alterations). Alterations shall be made, at Tenant's election, by Landlord or by a contractor reasonably approved by Landlord. If Tenant hires Landlord to perform the Alteration, Landlord's contractor shall be entitled to receive a fee for such work of fifteen percent (15%) of the first $100,000 of the construction costs of such work, and the fee for any construction costs over such amount shall be as negotiated by Tenant and Landlord. If Landlord does not perform the work pursuant to the above, Tenant shall pay Landlord on demand prior to or during the course of such construction an amount (the "Alteration Operations Fee") equal to five percent (5%) of the total cost of the Alteration (and for purposes of calculating the Alteration Operations Fee, such cost shall include architectural and engineering fees, but shall not include permit fees) as compensation to Landlord for electrical energy consumed in connection with the work, freight elevator operation, additional cleaning expenses, additional security services, and for other miscellaneous costs incurred by Landlord as result of the work.

          All such work shall be performed diligently and in a first-class workmanlike manner and in accordance with plans and specifications approved by Landlord, and shall comply with all Legal Requirements and Landlord's then current construction procedures and requirements for the Building (including Landlord's requirements relating to insurance and contractor qualifications). In no event shall Tenant employ any person, entity or contractor to perform work in the Premises whose presence may give rise to a labor or other disturbance in the Building. Default by Tenant in the payment of any sums agreed to be paid by Tenant for or in connection with an Alteration (regardless of whether such agreement is pursuant to this Paragraph 9 or separate instrument) shall entitle Landlord to all the same remedies as for non-payment of rent hereunder. Any Alterations, including, without limitation, moveable partitions that are affixed to the Premises (but excluding moveable, free standing partitions) and all carpeting, shall at once become part of the Building and the property of Landlord. Tenant shall give Landlord not less than five (5) days prior written notice of the date the construction of the Alteration is to commence. Landlord may post and record an appropriate notice of nonresponsibility with respect to any Alteration and Tenant shall maintain any such notices posted by Landlord in or on the Premises.

          b. At Landlord's sole election any or all Alterations made for or by Tenant shall be removed by Tenant from the Premises at the expiration or sooner termination of this Lease and the Premises shall be restored by Tenant to their condition prior to the making of the Alterations, ordinary wear and tear excepted. If Tenant desires permission to leave a specific Alteration in the Premises at the expiration or earlier termination of the Lease, Tenant shall request such permission from Landlord in writing at the time Tenant requests approval for such Alteration and Landlord shall advise Tenant in writing at the time of Landlord's approval of the subject Alteration whether Landlord will require the removal of the Alteration at the expiration or earlier termination of this Lease. The removal of the Alterations and the restoration of the Premises shall be performed by a general contractor selected by Tenant and approved by Landlord, and Tenant shall pay the general contractor's fees and costs in connection with such work. Any separate work letter or other agreement which is hereafter entered into between Landlord and Tenant pertaining to Alterations shall be deemed to automatically incorporate the terms of this Lease without the necessity for further reference thereto.

          10. REPAIR.

          a. By taking possession of the Premises, Tenant agrees that the Premises are in good condition and repair. Tenant, at Tenant's sole cost and expense, shall keep the Premises and every part thereof (including the interior walls and ceilings of the Premises, those portions of the Building systems located within and exclusively serving the Premises, and improvements and Alterations) in good condition and repair; provided that Tenant shall not be responsible for repairs to the extent such repairs are (i) necessitated by the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, or (ii) Landlord's obligation pursuant to Paragraph 10.b. below. Tenant waives all rights to make repairs at the expense of Landlord as provided by any Legal Requirement now or hereafter in effect. It is specifically understood and agreed that, except as specifically set forth in this Lease, Landlord has no obligation and has made no promises to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant. Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and of any similar Legal Requirement now or hereafter in effect.

          b. Repairs to the Premises necessitated by fire, earthquake, act of God or the elements shall be governed by Paragraph 26 below. Landlord shall repair the Premises if they are damaged due to item (i) described in Paragraph 10.a. above. Further, Landlord shall repair and maintain in good condition and repair the structural portions of the Building and all Building systems, including plumbing, air conditioning, heating, electrical, life safety and other systems installed or furnished by Landlord, but excluding (i) non-Building standard lighting and electrical wiring and (ii) extraordinary quantities of electrical, plumbing, HVAC or other Building facilities or distribution thereof; provided, however, that to the extent repairs which Landlord is required to make pursuant to this sentence are necessitated by the negligence or deliberate misconduct of Tenant or Tenant's agents, employees or contractors, then Tenant shall reimburse Landlord for the cost of such repair to the extent Landlord is not reimbursed therefor by insurance. Landlord shall in no event be obligated to repair any wear and tear to the Premises.

          11. ABANDONMENT. Tenant shall not abandon the Premises or any part thereof at any time during the term hereof. Upon the expiration or earlier termination of this Lease, or if Tenant abandons or surrenders all or any part of the Premises or is dispossessed of the Premises by process of law, or otherwise, any movable furniture, equipment, trade fixtures, or other personal property belonging to Tenant and left on the Premises shall at the option of Landlord be deemed to be abandoned and, whether or not the property is deemed abandoned, Landlord shall have the right to remove such property from the Premises and charge Tenant for the removal and any restoration of the Premises as provided in Paragraph 9. Landlord may charge Tenant for the storage of Tenant's property left on the Premises at such rates as Landlord may from time to time reasonably determine, or, Landlord may, at its option, store Tenant's property in a public warehouse at Tenant's expense. Notwithstanding the foregoing, neither the provisions of this Paragraph 11 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant's property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Landlord's action or inaction with regard to the provisions of this Paragraph 11 shall not be construed as a waiver of Landlord's right to require Tenant to remove its property, restore any damage to the Premises and the Building caused by such removal, and make any restoration required pursuant to Paragraph 9 above. Tenant's mere vacating of the Premises during the term hereof shall not constitute an Event of Default (as defined in Paragraph 25.a.) so long as Tenant continues to pay Monthly Rent, Additional Rent and all other sums due Landlord under this Lease, maintains the insurance coverage required pursuant to Paragraph 15 of this Lease and otherwise continues to perform its obligations under this Lease, and so long as Tenant provides Landlord with written notice of an alternate address for notices to Tenant under this Lease (other than the Premises) if such vacancy exceeds sixty (60) consecutive days.

          12. LIENS. Tenant shall not permit any mechanic's, materialman's or other liens arising out of work performed at the Premises by or on behalf of Tenant to be filed against the fee of the Real Property nor against Tenant's interest in the Premises. Landlord shall have the right to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, upon twenty (20) days' written notice to Tenant, without waiving its rights based on such breach by Tenant and without releasing Tenant from any obligations hereunder, pay and satisfy the same and in such event the sums so paid by Landlord shall be due and payable by Tenant immediately without notice or demand, with interest from the date paid by Landlord through the date Tenant pays Landlord, at the Interest Rate. Tenant agrees to indemnify, defend and hold Landlord and the other Indemnitees (as defined in Paragraph 14.b. below) harmless from and against any Claims (as defined in Paragraph 14.b. below) for mechanics', materialmen's or other liens in connection with any Alterations, repairs or any work performed, materials furnished or obligations incurred by or for Tenant.

          13. ASSIGNMENT AND SUBLETTING.

          a. LANDLORD'S CONSENT. Landlord's and Tenant's agreement with regard to Tenant's right to transfer all or part of its interest in the Premises is as expressly set forth in this Paragraph 13. Tenant agrees that, except upon Landlord's prior written consent, which consent shall not (subject to Landlord's rights under Paragraph 13.d. below) be unreasonably withheld, neither this Lease nor all or any part of the leasehold interest created hereby shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant or Tenant's legal representatives or successors in interest (collectively an "assignment") and neither the Premises nor any part thereof shall be sublet or be used or occupied for any purpose by anyone other than Tenant (collectively, a "sublease"). Any assignment or subletting without Landlord's prior written consent shall, at Landlord's option, be void and shall constitute an Event of Default entitling Landlord to terminate this Lease and to exercise all other remedies available to Landlord under this Lease and at law.

          The parties hereto agree and acknowledge that, among other circumstances for which Landlord may reasonably withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent where: (i) the assignment or subletting would materially increase the operating costs for the Building or the burden on the Building services, or generate additional foot traffic, elevator usage or security concerns in the Building, or create an increased probability of the comfort and/or safety of Landlord and other tenants in the Building being compromised or reduced, (ii) the space will be used for a school or training facility, an entertainment, sports or recreation facility, retail sales to the public (unless Tenant's permitted use is retail sales), a personnel or employment agency (other than executive offices of the same not having substantial dealings with the public or personnel to be placed), an office or facility of any governmental or quasi-governmental agency or authority, a place of public assembly (including without limitation a meeting center, theater or public forum), any use by or affiliation with a foreign government (including without limitation an embassy or consulate or similar office), or a facility for the provision of social, welfare or clinical health services or sleeping accommodations (whether temporary, daytime or overnight); (iii) the proposed assignee or subtenant is a prospective tenant of the Building (and Landlord is in written correspondence to them regarding space available and Landlord has or will have available space in City Center that is comparable to the Premises or the portion thereof subject to such subletting, as applicable, or that otherwise meets such tenant's or prospective tenant's needs) or the proposed assignee or subtenant is a current tenant of the Building; (iv) Landlord in its good faith business judgment disapproves of the proposed assignee's or subtenant's reputation or creditworthiness; (v) Landlord in its good faith business judgment determines that the character of the business that would be conducted by the proposed assignee or subtenant at the Premises, or the manner of conducting such business, would be inconsistent with the character of the Building as a first-class office building; (vi) the proposed assignee or subtenant is an entity or related to an entity with whom Landlord or any affiliate of Landlord has had adverse dealings relating to the use or occupancy of space pursuant to a lease or a license, or the proposed assignee or subtenant is an entity or related to an entity with whom Landlord or any affiliate of Landlord has been engaged in litigation, or who has asserted a legal claim against Landlord or any affiliate of Landlord, or against whom Landlord or any affiliate of Landlord has asserted a legal claim; (vii) the assignment or subletting may conflict with any exclusive uses granted to other tenants of the Real Property, or with the terms of any easement, covenant, condition or restriction, or other agreement affecting the Real Property; (viii) the assignment or subletting would involve a change in use from that expressly permitted under this Lease; or (ix) Landlord reasonably determines that the proposed assignee may be unable to perform all of Tenant's obligations under this Lease or the proposed subtenant may be unable to perform all of its obligations under the proposed sublease. Landlord's foregoing rights and options shall continue throughout the entire term of this Lease.

          For purposes of this Paragraph 13, the following events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant or any subtenant or assignee;
(ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization), except that the transfer of outstanding capital stock or other listed equity interests through the "over-the-counter" market or any recognized national or international securities exchange shall not be included in determining whether Control has been transferred; (iii) a reduction of Tenant's assets to the point that this Lease is substantially Tenant's only asset; (iv) a change or conversion in the form of entity of Tenant, any subtenant or assignee, or any entity controlling any of them, which has the effect of limiting the liability of any of the partners, members or other owners of such entity; or (v) the agreement by a third party to assume, take over, or reimburse Tenant for, any or all of Tenant's obligations under this Lease, in order to induce Tenant to lease space with such third party. "Control" shall mean direct or indirect ownership of 50% or more of all of the voting stock of a corporation or 50% or more of the legal or equitable interest in any other business entity, or the power to direct the operations of any entity (by equity ownership, contract or otherwise).

          If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet, Landlord may, upon an Event of Default by Tenant hereunder, collect rent from the subtenant. In either event, Landlord may apply the amount collected from the assignee or subtenant to Tenant's monetary obligations hereunder.

          The consent by Landlord to an assignment or subletting hereunder shall not relieve Tenant or any assignee or subtenant from obtaining Landlord's express prior written consent to any other or further assignment or subletting. Neither an assignment or subletting nor the collection of rent by Landlord from any person other than Tenant, nor the application of any such rent as provided in this Paragraph 13.a. shall be deemed a waiver of any of the provisions of this Paragraph 13.a. or release Tenant from its obligation to comply with the provisions of this Lease and Tenant shall remain fully and primarily liable for all of Tenant's obligations under this Lease. If Landlord approves of an assignment or subletting hereunder and this Lease contains any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building, such rights and/or options shall not run to the subtenant or assignee, it being agreed by the parties hereto that any such rights and options are personal to the Tenant originally named herein and may not be transferred.

          b. PROCESSING EXPENSES. Tenant shall pay to Landlord, as Landlord's cost of processing each proposed assignment or subletting, an amount equal to the sum of (i) Landlord's reasonable attorneys' and other professional fees, plus (ii) the sum of $750.00 for the cost of Landlord's administrative, accounting and clerical time (collectively, "Processing Costs"), and the amount of all direct and indirect costs and expenses incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal service). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord's consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord's estimate of the Processing Costs and all other direct and indirect costs and expenses of Landlord and its agents arising from the assignee or subtenant taking occupancy.

          c. CONSIDERATION TO LANDLORD. In the event of any assignment or sublease, whether or not requiring Landlord's consent, Landlord shall be entitled to receive, as additional rent hereunder, seventy-five percent (75%) of any consideration (including, without limitation, payment for leasehold improvements and any "Leasehold Profit" as defined below) paid by the assignee or subtenant for the assignment or sublease and, in the case of a sublease, seventy-five percent (75%) of the excess of the amount of rent paid for the sublet space by the subtenant over the amount of Monthly Rent under Paragraphs 2.c. and 5 above and Additional Rent under Paragraph 7 above attributable to the sublet space for the corresponding month; except that Tenant may recapture, on an amortized basis over the term of the sublease or assignment, any brokerage commissions paid by Tenant in connection with the subletting or assignment (not to exceed commissions typically paid in the market at the time of such subletting or assignment), reasonable legal fees paid by Tenant in connection with such assignment or subletting (not to exceed the lesser of (x) $2,500 or (y) $0.35 per rentable square foot of the sublet or assigned space), the processing costs paid to Landlord under Paragraph 13.b. in connection with such assignment or subletting, and any improvement allowance paid by Tenant to the subtenant or assignee (collectively the "Assignment or Subletting Costs"), provided that, as a condition to Tenant recapturing the Assignment or Subletting Costs, Tenant shall provide to Landlord, within ninety
(90) days of Landlord's execution of Landlord's consent to the assignment or subletting, a detailed accounting of the Assignment or Subletting Costs and supporting documents, such as receipts and construction invoices. To effect the foregoing, Tenant shall deduct from the monthly amounts received by Tenant from the subtenant or assignee as rent or consideration (i) the Monthly Rent and Additional Rent payable by Tenant to Landlord for the subject space and (ii) the incremental amount, on an amortized basis, of the Assignment or Subletting Costs, and seventy-five percent (75%) of the then remaining sum shall be paid promptly to Landlord. Upon Landlord's request, Tenant shall assign to Landlord all amounts to be paid to Tenant by any such subtenant or assignee and that belong to Landlord and shall direct such subtenant or assignee to pay the same directly to Landlord. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to the preceding sentence shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease. "Leasehold Profit" shall be the value allocated to the leasehold between the parties to the assignment or sublease, but in no event less than the excess of the present value of the fair market rent of the Premises for the remaining term of this Lease after such assignment or sublease, over the present value of the Monthly Rent payable hereunder for such remaining term, as reasonably determined by Landlord. Notwithstanding the foregoing to the contrary, this Paragraph 13.c. shall not apply to any assignment or subletting to an Affiliate in accordance with Paragraph 13.g. below.

          d. PROCEDURES. If Tenant desires to assign this Lease or any interest therein or sublet all or part of the Premises, Tenant shall give Landlord written notice thereof and the terms proposed (the "Sublease Notice"), which Sublease Notice, in the case of a proposed sublease, shall designate the space proposed to be sublet. Landlord shall have the prior right and option (to be exercised by written notice to Tenant given within forty-five (45) days after receipt of Tenant's notice) (i) to sublet from Tenant any portion of the Premises proposed by Tenant to be sublet, for the term for which such portion is proposed to be sublet, but at the lesser of the proposed sublease rent or the same rent (including Additional Rent as provided for in Paragraph 7 above) as Tenant is required to pay to Landlord under this Lease for the same space, computed on a pro rata square footage basis, and during the term of such sublease Tenant shall be released of its obligations under this Lease with regard to the subject space, (ii) to terminate this Lease as it pertains to the portion of the Premises so proposed by Tenant to be sublet but only if the term of the proposed sublease would be for more than fifty percent (50%) of the then remaining initial term of this Lease, or (iii) to approve Tenant's proposal to sublet conditional upon Landlord's subsequent written approval of the specific sublease obtained by Tenant and the specific subtenant named therein. Notwithstanding the foregoing, Landlord shall not have the options in (i) and
(ii) with respect to any proposed assignment or subletting to an Affiliate in accordance with Paragraph 13.g. below. If Landlord exercises its option in (i) above, then Landlord may, at Landlord's sole cost, construct improvements in the subject space and, so long as the improvements are suitable for general office purposes, Landlord shall have no obligation to restore the subject space to its original condition following the termination of the sublease. If Landlord exercises its option described in (iii) above, then Tenant shall have four (4) months thereafter to submit to Landlord, for Landlord's written approval, Tenant's proposed sublease agreement (in which the proposed subtenant shall be named, and which agreement shall otherwise meet the requirements of Paragraph 13.e. below), together with a current financial statement of such proposed subtenant and any other information reasonably requested by Landlord. If Tenant fails to submit the specific sublease and other required information within such time, or if the terms of the specific sublease submitted by Tenant vary from the terms set forth in the Sublease Notice approved by Landlord pursuant to (iii) above, then Tenant shall be required to submit a new Sublease Notice for Landlord's evaluation pursuant to the procedures set forth in this paragraph. If Landlord fails to exercise any such option to sublet or to terminate, this shall not be construed as or constitute a waiver of any of the provisions of Paragraphs 13.a., b., c. or d. herein. If Landlord exercises any option to sublet or to terminate, any costs of demising the portion of the Premises affected by such subleasing or termination shall be borne by Tenant. In addition, Landlord shall have no liability for any real estate brokerage commission(s) or with respect to any of the costs and expenses that Tenant may have incurred in connection with its proposed subletting, and Tenant agrees to indemnify, defend and hold Landlord and all other Indemnitees harmless from and against any and all Claims (as defined in Paragraph 14.b. below), including, without limitation, claims for commissions, arising from such proposed subletting. Landlord's foregoing rights and options shall continue throughout the entire term of this Lease. For purposes of this Paragraph 13.d., a proposed assignment of this Lease in whole or in part shall be deemed a proposed subletting of such space.

          e. DOCUMENTATION. No permitted assignment or subletting by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of the assignment or sublease which expressly provides that (i) the assignee or subtenant may not further assign or sublet the assigned or sublet space without Landlord's prior written consent (which, in the case of a further assignment proposed by an assignee, shall not be unreasonably withheld, subject to Landlord's rights under the provisions of this Paragraph 13), (ii) the assignee or subtenant will comply with all of the provisions of this Lease, and Landlord may enforce the Lease provisions directly against such assignee or subtenant, (iii) in the case of an assignment, the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment, and (iv) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease which are applicable to the sublet space. In addition to the foregoing, no sublease by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of Landlord's consent to sublease form. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above. Notwithstanding the foregoing, however, no subtenant or assignee shall be permitted to occupy the Premises unless and until such subtenant or assignee provides Landlord with certificates evidencing that such subtenant or assignee is carrying all insurance coverage required of such subtenant or assignee under this Lease.

          f. NO MERGER. Without limiting any of the provisions of this Paragraph 13, if Tenant has entered into any subleases of any portion of the Premises, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies. If Landlord does elect that such surrender or cancellation operate as an assignment of such subleases or subtenancies, Landlord shall in no way be liable for any previous act or omission by Tenant under the subleases or for the return of any deposit(s) under the subleases that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification(s) executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent.

          g. AFFILIATES. Notwithstanding anything to the contrary in Paragraphs 13.a., 13.c. and 13.d., but subject to Paragraphs 13.e. and 13.f., Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant or Tenant's parent (control being defined for such purposes as ownership of at least 50% of the equity interests in, or the power to direct the management of, the relevant entity) or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or Tenant's parent, or to any person or entity which acquires substantially all the assets of Tenant as a going concern (collectively, an "Affiliate"), provided that (i) Landlord receives prior written notice of an assignment or subletting, (ii) the Affiliate's net worth is not less than Tenant's net worth as of the date of this Lease, (iii) the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment, (iv) the Affiliate assumes (in the event of an assignment) in writing all of Tenant's obligations under this Lease, and (v) Landlord receives a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate.

          14. INDEMNIFICATION OF LANDLORD.

          a. Landlord and the holders of any Superior Interests (as defined in Paragraph 21 below) shall not be liable to Tenant and Tenant hereby waives all claims against such parties for any loss, injury or other damage to person or property in or about the Premises or the Real Property from any cause whatsoever, including without limitation, water leakage of any character from the roof, walls, basement, fire sprinklers, appliances, air conditioning, plumbing or other portion of the Premises or the Real Property, or gas, fire, explosion, falling plaster, steam, electricity, or any malfunction within the Premises or the Real Property, or acts of other tenants of the Building; provided, however, that the foregoing waiver shall be inapplicable to any loss, injury or damage resulting directly from Landlord's gross negligence or willful misconduct. Tenant acknowledges that from time to time throughout the term of this Lease, construction work may be performed in and about the Building and the Real Property by Landlord, contractors of Landlord, or other tenants or their contractors, and that such construction work may result in noise and disruption to Tenant's business. In addition to and without limiting the foregoing waiver or any other provision of this Lease, Tenant agrees that Landlord shall not be liable for, and Tenant expressly waives and releases Landlord and the other Indemnitees (as defined in Paragraph 14.b. below) from any Claims (as defined in Paragraph 14.b. below), including without limitation, any and all consequential damages or interruption or loss of business, income or profits, or claims of constructive eviction, arising or alleged to be arising as a result of any such construction activity.

          b. Tenant shall hold Landlord and the holders of any Superior Interest, and the constituent shareholders, partners or other owners thereof, and all of their agents, contractors, servants, officers, directors, employees and licensees (collectively with Landlord, the "Indemnitees") harmless from and indemnify the Indemnitees against any and all claims, liabilities, damages, costs and expenses, including reasonable attorneys' fees and costs incurred in defending against the same (collectively, "Claims"), to the extent arising from
(a) the acts or omissions of Tenant or any other Tenant Parties (as defined in Paragraph 8.c. above) in, on or about the Real Property, or (b) any construction or other work undertaken by or on behalf of Tenant in, on or about the Premises, whether prior to or during the term of this Lease, other than work (including the Tenant Improvements, as defined in Paragraph 4 above, but excluding any early entry work performed pursuant to Paragraph 4.d.iv. above) performed by Landlord or Landlord's employees, agents or contractors, or (c) any breach or Event of Default under this Lease by Tenant, or (d) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in, on or about the Premises; except to the extent such Claims are caused directly by the negligence or willful misconduct of Landlord or its authorized representatives. In case any action or proceeding be brought against any of the Indemnitees by reason of any such Claim, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant's sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. The provisions of this Paragraph 14.b. shall survive the expiration or earlier termination of this Lease with respect to any injury, illness, death or damage occurring prior to such expiration or termination.

          15. INSURANCE.

          a. TENANT'S INSURANCE. Tenant shall, at Tenant's expense, maintain during the term of this Lease (and, if Tenant occupies or conducts activities in or about the Premises prior to or after the term hereof, then also during such pre-term or post-term period): (i) commercial general liability insurance including contractual liability coverage, with minimum coverages of $1,000,000 per occurrence combined single limit for bodily injury and property damage, $1,000,000 for products-completed operations coverage, $100,000 fire legal liability, $1,000,000 for personal and advertising injury (which coverage shall not be subject to the contractual liability exclusion), with a $2,000,000 general aggregate limit, for injuries to, or illness or death of, persons and damage to property occurring in or about the Premises or otherwise resulting from Tenant's operations in the Building, (ii) property insurance protecting Tenant against loss or damage by fire and such other risks as are insurable under then-available standard forms of "all risk" insurance policies (excluding earthquake and flood but including water damage), covering Tenant's personal property and trade fixtures in or about the Premises or the Real Property, and any improvements and/or Alterations in the Premises, for the full replacement value thereof without deduction for depreciation; (iii) workers' compensation insurance in statutory limits; (iv) at least three months' coverage for loss of business income and continuing expenses, providing protection against any peril included within the classification "all risk," excluding earthquake and flood but including water damage; and (v) if Tenant operates owned, leased or non-owned vehicles on the Real Property, comprehensive automobile liability insurance with a minimum coverage of $1,000,000 per occurrence, combined single limit. The above described policies shall protect Tenant, as named insured, and Landlord and all the other Indemnitees and any other parties designated by Landlord, as additional insureds; shall insure Landlord's and such other parties' contingent liability with regard to acts or omissions of Tenant; shall specifically include all liability assumed by Tenant under this Lease (provided, however, that such contractual liability coverage shall not limit or be deemed to satisfy Tenant's indemnity obligations under this Lease); and, if subject to deductibles, shall provide for deductible amounts not in excess of those approved in advance in writing by Landlord in its sole discretion. Landlord reserves the right to increase the foregoing amount of liability coverage from time to time as Landlord determines is required to adequately protect Landlord and the other parties designated by Landlord from the matters insured thereby (provided, however, that Landlord makes no representation that the limits of liability required hereunder from time to time shall be adequate to protect Tenant), and to require that Tenant cause any of its contractors, vendors, movers or other parties conducting activities in or about or occupying the Premises to obtain and maintain insurance as determined by Landlord and as to which Landlord and such other parties designated by Landlord shall be additional insureds.

          b. POLICY FORM. Each insurance policy required pursuant to Paragraph 15.a. above shall be issued by an insurance company licensed in the State of California and with a general policyholders' rating of "A+" or better and a financial size ranking of "Class VIII" or higher in the most recent edition of Best's Insurance Guide. Each insurance policy, other than Tenant's workers' compensation insurance, shall (i) provide that it may not be materially changed, cancelled or allowed to lapse unless thirty (30) days' prior written notice to Landlord and any other insureds designated by Landlord is first given, (ii) provide that no act or omission of Tenant shall affect or limit the obligations of the insurer with respect to any other insured, (iii) include all waiver of subrogation rights endorsements necessary to effect the provisions of Paragraph 16 below, and (iv) provide that the policy and the coverage provided shall be primary, that Landlord, although an additional insured, shall nevertheless be entitled to recovery under such policy for any damage to Landlord or the other Indemnitees by reason of acts or omissions of Tenant, and that any coverage carried by Landlord shall be noncontributory with respect to policies carried by Tenant. Each such insurance policy or a certificate thereof shall be delivered to Landlord by Tenant on or before the effective date of such policy and thereafter Tenant shall deliver to Landlord renewal policies or certificates at least thirty (30) days prior to the expiration dates of expiring policies. If Tenant fails to procure such insurance or to deliver such policies or certificates, Landlord may, at its option, procure the same for Tenant's account, and the cost thereof shall be paid to Landlord by Tenant upon demand. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

          c. Nothing in this Paragraph 15 shall be construed as creating or implying the existence of (i) any ownership by Tenant of any fixtures, additions, Alterations, or improvements in or to the Premises or (ii) any right on Tenant's part to make any addition, Alteration or improvement in or to the Premises.

          d. LANDLORD'S INSURANCE. During the term hereof, Landlord shall keep the Building and all Tenant Improvements to the Premises made pursuant to Paragraph 4 hereof (but excluding any Alterations made pursuant to Paragraph 9 hereof, and any personal property, fixtures, office equipment, furniture, artwork and other decoration not affixed to and a part of the Building) insured through reputable insurance underwriters against perils covered by a standard "special" insurance policy or policies as such policies are in use as of the date of this Lease (excluding perils such as earthquake, flood and other standard "special" policy form exclusions), if such a policy is reasonably available, with a deductible provision, if any, that does not materially exceed that which prudent, efficient operators of first-class high-rise office buildings in downtown Oakland would carry from time-to-time in the exercise of reasonable business judgment, in an amount or amounts equal to not less than eighty percent (80%) of the full replacement value of the Building (excluding the land and the footings, foundations and installations below the basement level) and the Tenant Improvements made pursuant to Paragraph 4 hereof, without deduction for depreciation, including the costs of demolition and debris removal, or such other fire and property damage insurance as Landlord shall reasonably determine to give substantially equal or greater protection. During the term hereof, Landlord shall keep in force general liability insurance in the amount and coverage as Landlord deems commercially reasonable.

          16. MUTUAL WAIVER OF SUBROGATION RIGHTS. Each party hereto hereby releases the other respective party and, in the case of Tenant as the releasing party, the other Indemnitees, and the respective partners, shareholders, agents, employees, officers, directors and authorized representatives of such released party, from any claims such releasing party may have for damage to the Building, the Premises or any of such releasing party's fixtures, personal property, improvements and alterations in or about the Premises, the Building or the Real Property that is caused by or results from risks insured against under any fire and extended coverage insurance policies actually carried by such releasing party or deemed to be carried by such releasing party; provided, however, that such waiver shall be limited to the extent of the net insurance proceeds payable by the relevant insurance company with respect to such loss or damage (or in the case of deemed coverage, the net proceeds that would have been payable). For purposes of this Paragraph 16, Tenant shall be deemed to be carrying any of the insurance policies required pursuant to Paragraph 15 but not actually carried by Tenant, and Landlord shall be deemed to carry standard fire and extended coverage policies on the Real Property. Each party hereto shall cause each such fire and extended coverage insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against the other respective party and the other released parties in connection with any matter covered by such policy.

          17. UTILITIES.

          a. BASIC SERVICES. Landlord shall furnish the following utilities and services ("Basic Services") for the Premises: (i) during the hours of 7 A.M. to 7 P.M. ("Business Hours") Monday through Friday (except public holidays) ("Business Days"), electricity for Building standard lighting and power suitable for the use of the Premises for ordinary general office purposes, (ii) during Business Hours on Business Days, heat and air conditioning required in Landlord's judgment for the comfortable use and occupancy of the Premises for ordinary general office purposes, (iii) unheated water for the restroom(s) and drinking fountain(s) in the public areas serving the Premises, (iv) elevator service to the floor(s) of the Premises by nonattended automatic elevators for general office pedestrian usage, and (v) on Business Days, janitorial services limited to emptying and removal of general office refuse, light vacuuming as needed and window washing as determined by Landlord. Notwithstanding the foregoing, however, Tenant may use water, heat, air conditioning, electric current, elevator and janitorial service in excess of that provided in Basic Services ("Excess Services," which shall include without limitation any power usage other than through existing standard 110-volt AC outlets; electricity and/or water consumed by Tenant in connection with any dedicated or supplemental heating, ventilating and/or air conditioning, computer power, telecommunications and/or other special units or systems of Tenant; chilled, heated or condenser water; or water used for any purpose other than ordinary drinking and lavatory purposes), provided that the Excess Services desired by Tenant are reasonably available to Landlord and to the Premises (it being understood that in no event shall Landlord be obligated to make available to the Premises more than the pro rata share of the capacity of any Excess Service available to the Building or the applicable floor of the Building, as the case may be), and provided further that Tenant complies with the procedures established by Landlord from time to time for requesting and paying for such Excess Services and with all other provisions of this Paragraph 17. Landlord reserves the right to install in the Premises or the Real Property electric current and/or water meters (including, without limitation, any additional wiring, conduit or panel required therefor) to measure the electric current or water consumed by Tenant or to cause the usage to be measured by other reasonable methods (e.g. by temporary "check" meters or by survey). Notwithstanding the above, (subject to any temporary shutdown for repairs, for security purposes, for compliance with any legal restrictions, or due to strikes, lockouts, labor disputes, fire or other casualty, acts of God, or other causes beyond the reasonable control of Landlord) Tenant shall have access to the Premises 24 hours a day, each day of the Lease term.

          b. PAYMENT FOR UTILITIES AND SERVICES. The cost of Basic Services shall be included in Operating Expenses. In addition, Tenant shall pay to Landlord upon demand (i) the cost, at Landlord's prevailing rate, of any Excess Services used by Tenant, (ii) the cost of installing, operating, maintaining or repairing any meter or other device used to measure Tenant's consumption of utilities, (iii) the cost of installing, operating, maintaining or repairing any Temperature Balance Equipment (as defined in Paragraph 17.c. below) for the Premises and/or any equipment required in connection with any Excess Services requested by Tenant, and (iv) any cost otherwise incurred by Landlord in keeping account of or determining any Excess Services used by Tenant. Landlord's failure to bill Tenant for any of the foregoing shall not waive Landlord's right to bill Tenant for the same at a later time.

          c. TEMPERATURE BALANCE. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) the type or quantity of any lights, machines or equipment (including without limitation typical office equipment) used by Tenant in the Premises, (ii) the occupancy of such portion of the Premises by more than one person per one hundred seventy-five (175) square feet of rentable area therein, (iii) an electrical load for lighting or power in excess of the limits specified in Paragraph 17.d. below, or (iv) any rearrangement of partitioning or other improvements, then at Tenant's sole cost, Landlord may install any equipment, or modify any existing equipment (including the standard air conditioning equipment) Landlord deems necessary to restore the temperature balance (such new equipment or modifications to existing equipment termed herein "Temperature Balance Equipment"). Tenant agrees to keep closed, when necessary, draperies which, because of the sun's position, must be closed to provide for the efficient operation of the air conditioning system, and Tenant agrees to cooperate with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system. Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any computer or communications rooms, machine rooms, conference rooms or other areas of high concentration of personnel or electrical usage, or any other uses other than or in excess of the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith.

          d. UTILITY CONNECTIONS. Tenant shall not connect or use any apparatus or device in the Premises (i) using current in excess of 110 volts, or (ii) which would cause Tenant's electrical demand load to exceed 1.0 watts per rentable square foot for overhead lighting or 2.0 watts per rentable square foot for convenience outlets, or (iii) which would exceed the capacity of the existing panel or transformer serving the Premises. Tenant shall not connect with electric current (except through existing outlets in the Premises or such additional outlets as may be installed in the Premises as part of initial improvements or Alterations approved by Landlord), or water pipes, any apparatus or device for the purpose of using electrical current or water.

          Landlord will not permit additional coring of the floor of the Premises in order to install new electric outlets in the Premises unless Landlord is satisfied, on the basis of such information to be supplied by Tenant at Tenant's expense, that coring of the floor in order to install such additional outlets will not weaken the structure of the floor.

          e. INTERRUPTION OF SERVICES. Landlord's obligation to provide utilities and services for the Premises are subject to the Rules and Regulations of the Building, applicable Legal Requirements (including the rules or actions of the public utility company furnishing the utility or service), and shutdowns for maintenance and repairs, for security purposes, or due to strikes, lockouts, labor disputes, fire or other casualty, acts of God, or other causes beyond the control of Landlord. In the event of an interruption in, or failure or inability to provide any service or utility for the Premises for any reason, such interruption, failure or inability shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant. Tenant hereby waives the provisions of California Civil Code
Section 1932(1) or any other applicable existing or future Legal Requirement permitting the termination of this Lease due to such interruption, failure or inability. Notwithstanding the foregoing, if any interruption in, or failure or inability to provide any of the services or utilities described in Paragraph 17.a. is within Landlord's reasonable control and continues for fifteen (15) or more consecutive days, and such interruption materially impairs Tenant's use of the Premises for Tenant's business purposes as a result thereof, then Tenant shall be entitled to an abatement of Monthly Rent under Paragraph 5 hereof and Additional Rent under Paragraph 7 hereof, which abatement shall be based on the extent of the impairment of Tenant's use the Premises.

          f. GOVERNMENTAL CONTROLS. In the event any governmental authority having jurisdiction over the Real Property or the Building promulgates or revises any Legal Requirement or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Real Property or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively "Controls") or in the event Landlord is required or elects to make alterations to the Real Property or the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Real Property or the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant; provided that in making any such alterations, Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant's business in the Premises..

          18. PERSONAL PROPERTY AND OTHER TAXES. Tenant shall pay, at least ten
(10) days before delinquency, any and all taxes, fees, charges or other governmental impositions levied or assessed against Landlord or Tenant (a) upon Tenant's equipment, furniture, fixtures, improvements and other personal property (including carpeting installed by Tenant) located in the Premises, (b) by virtue of any Alterations made by Tenant to the Premises, and (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If any such fee, charge or other governmental imposition is paid by Landlord, Tenant shall reimburse Landlord for Landlord's payment upon demand.

          19. RULES AND REGULATIONS. Tenant shall comply with the rules and regulations set forth on EXHIBIT B attached hereto, as such rules and regulations may be modified or amended by Landlord from time to time (the "Rules and Regulations"), provided that such amendments or modifications shall be reasonable and non-discriminatory and shall not materially increase the burdens or obligations upon Tenant. Landlord shall not be responsible to Tenant for the nonperformance or noncompliance by any other tenant or occupant of the Building of or with any of the Rules and Regulations. In the event of any conflict between the Rules and Regulations and the express provisions of this Lease, the provisions of this Lease shall control.

          20. SURRENDER; HOLDING OVER.

          a. SURRENDER. Upon the expiration or other termination of this Lease, Tenant shall surrender the Premises to Landlord vacant and broom-clean, with all improvements and Alterations (except as provided below) in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove from the Premises any Alterations that Tenant is required by Landlord to remove under the provisions of this Lease, and all of Tenant's personal property and trade fixtures. If such removal is not completed at the expiration or other termination of this Lease, Landlord may remove the same at Tenant's expense. Any damage to the Premises or the Building caused by such removal shall be repaired promptly by Tenant (including the patching or repairing of ceilings and walls) or, if Tenant fails to do so, Landlord may do so at Tenant's expense. The removal of Alterations from the Premises shall be governed by Paragraph 9 above. Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease. Upon expiration or termination of this Lease or of Tenant's possession, Tenant shall surrender all keys to the Premises or any other part of the Building and shall make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises.

          b. HOLDING OVER. If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease with the express written consent of Landlord, Tenant's occupancy shall be a month-to-month tenancy at a rent agreed upon by Landlord and Tenant, but in no event less than the greater of (i) one hundred fifty percent (150%) of the Monthly Rent and Additional Rent payable under this Lease during the last full month prior to the date of the expiration of this Lease or (ii) the then fair market rental (as reasonably determined by Landlord) for the Premises. Except as provided in the preceding sentence, the month-to-month tenancy shall be on the terms and conditions of this Lease, except that any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building contained in this Lease shall be deemed to have terminated and shall be inapplicable thereto. Landlord's acceptance of rent after such holding over with Landlord's written consent shall not result in any other tenancy or in a renewal of the original term of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease without Landlord's consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as Monthly Rent during the holdover period an amount equal to the greater of (i) one hundred fifty percent (150%) of the fair market rental (as reasonably determined by Landlord) for the Premises or (ii) two hundred percent (200%) of the Monthly Rent and Additional Rent payable under this Lease for the last full month prior to the date of such expiration or termination.

          c. INDEMNIFICATION. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims incurred by or asserted against Landlord and arising directly or indirectly from Tenant's failure to timely surrender the Premises, including but not limited to (i) any rent payable by or any loss, cost, or damages, including lost profits, claimed by any prospective tenant of the Premises or any portion thereof, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises.

          21. SUBORDINATION AND ATTORNMENT.

          a. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Real Property or any interest of Landlord therein which is now existing or hereafter executed or recorded, any present or future modification, amendment or supplement to any of the foregoing, and to any advances made thereunder (any of the foregoing being a "Superior Interest") without the necessity of any further documentation evidencing such subordination. Notwithstanding the foregoing, Tenant shall, within ten (10) days after Landlord's request, execute and deliver to Landlord a document evidencing the subordination of this Lease to a particular Superior Interest. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute and deliver any such instrument in the name of Tenant if Tenant fails to do so within such time. If the interest of Landlord in the Real Property or the Building is transferred to any person ("Purchaser") pursuant to or in lieu of proceedings for enforcement of any Superior Interest, Tenant shall immediately and automatically attorn to the Purchaser, and this Lease shall continue in full force and effect as a direct lease between the Purchaser and Tenant on the terms and conditions set forth herein. Notwithstanding the foregoing, if a Superior Interest is created following the execution of this Lease, Landlord's delivery to Tenant of a non-disturbance agreement on such holder's standard institutional form shall be a condition to the subordination of this Lease thereto, provided that Tenant pays any fees or charges required by such holder in order to obtain such non-disturbance agreement.

          b. At Tenant's written request, Landlord shall request that the holder of any Superior Interest in place as of the date of this Lease execute a written "non-disturbance agreement" on Tenant's behalf providing that, if Tenant is not in default under this Lease beyond any applicable grace period, that such party will recognize this Lease and Tenant's rights hereunder and will not disturb Tenant's possession hereunder, and if this Lease is by operation of law terminated in a foreclosure, that a new lease will be entered into on the same terms as this Lease for the remaining term hereof. The failure of such holder of a Superior Interest to execute and deliver such a non-disturbance agreement upon Landlord's request shall not constitute a default hereunder by Landlord, it being understood that Landlord's sole obligation is to request in good faith the execution and delivery of such agreement. Further, if in order to obtain such non-disturbance agreement, Landlord is required to expend any sum, Landlord shall so notify Tenant and Tenant may elect to pay such sum or withdraw its request for a non-disturbance agreement. In no event shall Landlord be required to expend any sums in connection therewith.

          22. FINANCING CONDITION. If any lender or ground lessor that intends to acquire an interest in, or holds a mortgage, ground lease or deed of trust encumbering any portion of the Real Property should require either the execution by Tenant of an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease, giving such lender the right to cure such default within any period afforded to Landlord to cure the same and preventing Tenant from terminating this Lease unless such default remains uncured after such period, then Tenant agrees that it shall, within ten (10) days after Landlord's request, execute and deliver such agreement. Tenant acknowledges and agrees that its failure to timely execute any such agreement or modification required by such lender or ground lessor may cause Landlord serious financial damage by causing the failure of a financing transaction and giving Landlord all of its rights and remedies under Paragraph 25 below, including its right to damages caused by the loss of such financing , but only to the extent any such loss is attributable solely or primarily to Tenant's failure to execute any such agreement.

          23. ENTRY BY LANDLORD. Landlord may, at any and all reasonable times, and upon reasonable advance notice (provided that no advance notice need be given if an emergency necessitates an immediate entry or prior to entry to provide routine janitorial services), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder,
(b) supply janitorial and any other service Landlord is required to provide hereunder, (c) show the Premises to prospective lenders, purchasers or tenants,
(d) post notices of nonresponsibility, and (e) alter, improve or repair the Premises or any other portion of the Real Property. In connection with any such alteration, improvement or repair, Landlord may erect in the Premises or elsewhere in the Real Property scaffolding and other structures reasonably required for the work to be performed. In no event shall such entry or work entitle Tenant to an abatement of rent, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including but not limited to liability for consequential damages or loss of business or profits by Tenant; provided, however, that Landlord shall use good faith efforts to cause all such work to be done in such a manner as to cause as little interference to Tenant as reasonably possible without incurring additional expense. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises, except Tenant's vaults and safes. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises and any such entry to the Premises shall not constitute a forcible or unlawful entry into the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises, or any portion thereof.

          24. INSOLVENCY OR BANKRUPTCY. The occurrence of any of the following shall constitute an Event of Default under Paragraph 25 below:

          1. Tenant ceases doing business as a going concern, makes an assignment for the benefit of creditors, is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of such petition) seeking for Tenant any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any state or federal bankruptcy or other law, or Tenant consents to or acquiesces in the appointment, pursuant to any state or federal bankruptcy or other law, of a trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant's assets; or

          2. Tenant fails within sixty (60) days after the commencement of any proceedings against Tenant seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any state or federal bankruptcy or other Legal Requirement, to have such proceedings dismissed, or Tenant fails, within sixty (60) days after an appointment pursuant to any state or federal bankruptcy or other Legal Requirement without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated; or

          3. Tenant is unable, or admits in writing its inability, to pay its debts as they mature; or

          4. Tenant gives notice to any governmental body of its insolvency or pending insolvency, or of its suspension or pending suspension of operations.

          In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy, insolvency or reorganization proceedings, nor shall any rights or privileges hereunder be an asset of Tenant, the trustee, debtor-in-possession, or the debtor's estate in any bankruptcy, insolvency or reorganization proceedings.

          25. DEFAULT AND REMEDIES.

          a. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" by Tenant:

               1. Tenant fails to pay when due Monthly Rent, Additional Rent or any other rent due hereunder (provided that the first two (2) occurrences of such a delinquency in any twenty-four (24)- month period that ends on the date of such occurrence shall be an Event of Default only if Tenant fails to cure such delinquency within five (5) days of written notice from Landlord thereof); or

               2. Tenant abandons the Premises or vacates the Premises for more than sixty (60) consecutive days without providing Landlord with written notice of an alternate address for notices to Tenant under this Lease (other than the Premises); or

               3. Tenant fails to deliver any estoppel certificate pursuant to Paragraph 29 below, subordination agreement pursuant to Paragraph 21 above, or document required pursuant to Paragraph 22 above, within the applicable period set forth therein; or

               4. Tenant violates the bankruptcy and insolvency provisions of Paragraph 24 above; or

               5. Tenant makes or has made or furnishes or has furnished any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement made by Tenant for the benefit of Landlord, which is or was false or misleading in any material respect when made or furnished; or

               6. Tenant assigns this Lease or subleases any portion of the Premises in violation of Paragraph 13 above; or

               7. Tenant fails to comply with any other provision of this Lease (including Paragraphs 55 and 56) in the manner and within the time required, or, with respect to matters which do not pose a health, safety or security risk and do not annoy other tenants, Tenant fails to comply within thirty (30) calendar days after written notice of such failure (or if the noncompliance can be cured but cannot by its nature be cured within the 30-day period, if Tenant fails to commence to cure such noncompliance within the 30-day period and thereafter diligently prosecute such cure to completion).

          b. REMEDIES. Upon the occurrence of an Event of Default Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

               1. Landlord may terminate Tenant's right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including, but not limited to, its re-entry into the Premises, its efforts to relet the Premises, its reletting of the Premises for Tenant's account, its storage of Tenant's personal property and trade fixtures, its acceptance of keys to the Premises from Tenant, its appointment of a receiver, or its exercise of any other rights and remedies under this Paragraph 25 or otherwise at law, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises.

          Upon such termination in writing of Tenant's right to possession of the Premises, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 or any other applicable existing or future Legal Requirement providing for recovery of damages for such breach, including but not limited to the following:

                    (i) The reasonable cost of recovering the Premises; plus

                    (ii) The reasonable cost of removing Tenant's Alterations, trade fixtures and improvements; plus

                    (iii) All unpaid rent due or earned hereunder prior to the date of termination, less the proceeds of any reletting or any rental received from subtenants prior to the date of termination applied as provided in Paragraph 25.b.2. below, together with interest at the Interest Rate, on such sums from the date such rent is due and payable until the date of the award of damages; plus

                    (iv) The amount by which the rent which would be payable by Tenant hereunder, including Additional Rent under Paragraph 7 above, as reasonably estimated by Landlord, from the date of termination until the date of the award of damages, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, together with interest at the Interest Rate on such sums from the date such rent is due and payable until the date of the award of damages; plus

                    (v) The amount by which the rent which would be payable by Tenant hereunder, including Additional Rent under Paragraph 7 above, as reasonably estimated by Landlord, for the remainder of the then term, after the date of the award of damages exceeds the amount such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%); plus

                    (vi) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law, including without limitation any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

               2. Landlord has the remedy described in California Civil Code
Section 1951.4 (a landlord may continue the lease in effect after the tenant's breach and abandonment and recover rent as it becomes due, if the tenant has the right to sublet and assign subject only to reasonable limitations), and may continue this Lease in full force and effect and may enforce all of its rights and remedies under this Lease, including, but not limited to, the right to recover rent as it becomes due. After the occurrence of an Event of Default, Landlord may enter the Premises without terminating this Lease and sublet all or any part of the Premises for Tenant's account to any person, for such term (which may be a period beyond the remaining term of this Lease), at such rents and on such other terms and conditions as Landlord deems advisable. In the event of any such subletting, rents received by Landlord from such subletting shall be applied (i) first, to the payment of the costs of maintaining, preserving, altering and preparing the Premises for subletting, the other costs of subletting, including but not limited to brokers' commissions, attorneys' fees and expenses of removal of Tenant's personal property, trade fixtures and Alterations; (ii) second, to the payment of rent then due and payable hereunder;
(iii) third, to the payment of future rent as the same may become due and payable hereunder; (iv) fourth, the balance, if any, shall be paid to Tenant upon (but not before) expiration of the term of this Lease. If the rents received by Landlord from such subletting, after application as provided above, are insufficient in any month to pay the rent due and payable hereunder for such month, Tenant shall pay such deficiency to Landlord monthly upon demand. Notwithstanding any such subletting for Tenant's account without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease by virtue of a previous Event of Default.

          During the continuance of an Event of Default, for so long as Landlord does not terminate Tenant's right to possession of the Premises and subject to Paragraph 13, entitled Assignment and Subletting, and the options granted to Landlord thereunder, Landlord shall not unreasonably withhold its consent to an assignment or sublease of Tenant's interest in the Premises or in this Lease.

               3. During the continuance of an Event of Default and after lawfully obtaining possession of the Premises, Landlord may enter the Premises without terminating this Lease and remove all Tenant's personal property, Alterations and trade fixtures from the Premises and store them at Tenant's risk and expense, in compliance with all applicable laws. If Landlord removes such property from the Premises and stores it at Tenant's risk and expense, and if Tenant fails to pay the cost of such removal and storage after written demand therefor and/or to pay any rent then due, then after the property has been stored for a period of thirty (30) days or more Landlord may sell such property at public or private sale, in the manner and at such times and places as Landlord deems commercially reasonable following reasonable notice to Tenant of the time and place of such sale. The proceeds of any such sale shall be applied first to the payment of the expenses for removal and storage of the property, the preparation for and the conducting of such sale, and for attorneys' fees and other legal expenses incurred by Landlord in connection therewith, and the balance shall be applied as provided in Paragraph 25.b.2. above.

          Provided the same is done in compliance with all applicable laws, Tenant hereby waives all claims for damages that may be caused by Landlord's reentering and taking possession of the Premises or removing and storing Tenant's personal property pursuant to this Paragraph 25, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims resulting from any such act. No reentry by Landlord shall constitute or be construed as a forcible entry by Landlord.

               4. Landlord may require Tenant to remove any and all Alterations from the Premises or, if Tenant fails to do so within ten (10) days after Landlord's request, Landlord may do so at Tenant's expense.

               5. Landlord may cure the Event of Default at Tenant's expense, it being understood that such performance shall not waive or cure the subject Event of Default. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant. Any amount due Landlord under this subsection shall constitute additional rent hereunder.

               c. WAIVER OF REDEMPTION. Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future Legal Requirement to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises.

          26. DAMAGE OR DESTRUCTION. If all or a part of the Real Property is damaged by fire or other casualty, and the damage can, in Landlord's reasonable opinion, be repaired within one hundred twenty (120) days of the damage, then this Lease shall remain in full force and effect. If the repairs cannot, in Landlord's opinion, be made within the one hundred twenty (120)-day period, Landlord at its option exercised by written notice to Tenant within the one hundred twenty (120)-day period, may terminate this Lease as of the date specified by Landlord in the notice, which date shall be not less than thirty
(30) days nor more than sixty (60) days after the date such notice is given, and this Lease shall terminate on the date specified in the notice. If Landlord does not give notice terminating this Lease, and, if the damage is to the Premises or access to or use and occupancy of the Premises is materially impaired as a result of the damage, Landlord shall repair the damage (provided, however, that Landlord shall not be required to repair or restore any personal property, fixtures or Alterations, as defined in Paragraph 9 above).

          If all or a part of the Premises are damaged by fire or other casualty, or if the Building is so damaged that access to or use and occupancy of the Premises is materially impaired, Landlord shall promptly give Tenant notice of Landlord's reasonable estimate of the time required to make such repairs (the "Damage Estimate"). If the Damage Estimate is more than one hundred eighty (180) days, and Landlord does not give notice terminating this Lease (as provided above), then Tenant may give notice to Landlord, within thirty (30) calendar days after Tenant receives the Damage Estimate, terminating this Lease as of the date of such fire or casualty.

          Notwithstanding anything to the contrary contained in this Paragraph 26, if the initial Damage Estimate is more than ninety (90) days, and the date on which Landlord reasonably anticipates the repairs of such damage will be completed is during the last twelve (12) months of the Lease term, Landlord and Tenant shall each have the option to terminate this Lease as of the date of such damage by giving written notice to the other, in the case of Landlord together with the Damage Estimate, or, in the case of Tenant, within thirty (30) days of Tenant's receipt of the Damage Estimate.

          Notwithstanding anything to the contrary in this Paragraph 26, if damage which would otherwise lead to a right to terminate this Lease results from the willful misconduct of Landlord or Tenant, the party from whose misconduct such damage results shall have no right to terminate this Lease.

          If the fire or other casualty damages the Premises or the common areas of the Real Property necessary for Tenant's use and occupancy of the Premises, Tenant ceases to use any portion of the Premises as a result of such damage, and the damage does not result from the negligence or willful misconduct of Tenant or any other Tenant Parties, then during the period the Premises or portion thereof are rendered unusable by such damage and repair, Tenant's Monthly Rent and Additional Rent under Paragraphs 5 and 7 above shall be proportionately reduced based upon the extent to which the damage and repair prevents Tenant from conducting, and Tenant does not conduct, its business at the Premises. Landlord shall not be obligated to repair or replace any of Tenant's movable furniture, equipment, trade fixtures, and other personal property, nor any Alterations installed in the Premises by Tenant, and no damage to any of the foregoing shall entitle Tenant to any abatement, and Tenant shall, at Tenant's sole cost and expense, repair and replace such items. All such repair and replacement of Alterations shall be constructed in accordance with Paragraph 9 above regarding Alterations.

          A total destruction of the Building shall automatically terminate this Lease. In no event shall Tenant be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises or for any inconvenience occasioned by any such destruction, rebuilding or restoration of the Premises, the Building or access thereto, except for the rent abatement expressly provided above. Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4), providing for termination of hiring upon destruction of the thing hired and Sections 1941 and 1942, providing for repairs to and of premises.

          27. EMINENT DOMAIN.

               a. If all or any part of the Premises are taken by any public or quasi-public authority under the power of eminent domain, or any agreement in lieu thereof (a "taking"), this Lease shall terminate as to the portion of the Premises taken effective as of the date of taking. If only a portion of the Premises is taken, Landlord or Tenant may terminate this Lease as to the remainder of the Premises upon written notice to the other party within ninety
(90) days after the taking; provided, however, that Tenant's right to terminate this Lease is conditioned upon the remaining portion of the Premises being of such size or configuration that such remaining portion of the Premises is unusable or uneconomical for Tenant's business. Landlord shall be entitled to all compensation, damages, income, rent awards and interest thereon whatsoever which may be paid or made in connection with any taking and Tenant shall have no claim against Landlord or any governmental authority for the value of any unexpired term of this Lease or of any of the improvements or

Alterations in the Premises; provided, however, that the foregoing shall not prohibit Tenant from prosecuting a separate claim against the taking authority for an amount separately designated for Tenant's relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, trade fixtures, Alterations or other improvements paid for by Tenant so long as any award to Tenant will not reduce the award to Landlord.

          In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Monthly Rent and Additional Rent under Paragraphs 5 and 7 hereunder shall be equitably reduced. If all or any part of the Real Property other than the Premises is taken, Landlord may terminate this Lease upon written notice to Tenant given within ninety (90) days after the date of taking; provided, however, that Landlord shall not terminate this Lease as a result of such taking, unless it also exercises any comparable rights to terminate the leases of all tenants in the Building that are similarly affected by the taking (as determined by Landlord in its reasonable judgment).

               b. Notwithstanding the foregoing, if all or any portion of the Premises is taken for a period of time ending prior to the end of the term of this Lease, this Lease shall remain in full force and effect and Tenant shall continue to pay all rent and to perform all of its obligations under this Lease; provided, however, that Tenant shall be entitled to all compensation, damages, income, rent awards and interest thereon that is paid or made in connection with such temporary taking of the Premises (or portion thereof), except that any such compensation in excess of the rent or other amounts payable to Landlord hereunder shall be promptly paid over to Landlord as received. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure
Section 1265.130 and any other applicable existing or future Legal Requirement providing for, or allowing either party to petition the courts of the state in which the Real Property is located for, a termination of this Lease upon a partial taking of the Premises and/or the Building.

          28. LANDLORD'S LIABILITY; SALE OF BUILDING. The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Real Property at the time in question. Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Real Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner or other owner, on account of any of Landlord's obligations or actions under this Lease. In addition, in the event of any conveyance of title to the Real Property, then the grantor or transferor shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance (other than Landlord's obligation to return the security deposit, to the extent that the grantor or transferor fails to transfer such security deposit to the grantee or transferee). In no event shall Landlord be deemed to be in default under this Lease unless Landlord fails to perform its obligations under this Lease, Tenant delivers to Landlord written notice specifying the nature of Landlord's alleged default, and Landlord fails to cure such default within thirty (30) days following receipt of such notice (or, if the default cannot reasonably be cured within such period, to commence action within such thirty (30)-day period and proceed diligently thereafter to cure such default). Upon any conveyance of title to the Real Property, the grantee or transferee shall be deemed to have assumed Landlord's obligations to be performed under this Lease from and after the date of such conveyance, subject to the limitations on liability set forth above in this Paragraph 28. If Tenant provides Landlord with any security for Tenant's performance of its obligations hereunder, and Landlord transfers such security to the grantee or transferee of Landlord's interest in the Real Property, Landlord shall be released from any further responsibility or liability for such security. Notwithstanding any other provision of this Lease, but not in limitation of the provisions of Paragraph 14.a. above, Landlord shall not be liable for any consequential damages or interruption or loss of business, income or profits, or claims of constructive eviction, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and executive office activities and functions. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, the constituent shareholders, partners or other owners of Landlord, and the directors, officers, employees and agents of Landlord and each such constituent shareholder, partner or other owner.

          29. ESTOPPEL CERTIFICATES. At any time and from time to time, upon not less than ten (10) days' prior notice from Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement certifying the commencement date of this Lease, stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of each such modification), that Landlord is not in default under this Lease (or, if Landlord is in default, specifying the nature of such default), that Tenant is not in default under this Lease (or if Tenant is in default, specifying the nature of such default), the current amounts of and the dates to which the Monthly Rent and Additional Rent has been paid, and setting forth such other matters as may be reasonably requested by Landlord. Any such statement may be conclusively relied upon by a prospective purchaser of the Real Property or by a lender obtaining a lien on the Real Property as security. If Tenant fails to deliver such statement within the time required hereunder, such failure shall be conclusive upon Tenant that
(i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) to the best of Tenant's knowledge, there are no uncured defaults in Landlord's performance of its obligations hereunder, (iii) not more than one month's installment of Monthly Rent has been paid in advance, and (iv) any other statements of fact included by Landlord in such statement are correct. Tenant acknowledges and agrees that if Tenant fails to execute any such certificate within the period described above, and thereafter Tenant does not deliver such executed document within ten (10) days of written notice from Landlord of such failure, such failure may cause Landlord serious financial damage by causing the failure of a sale or financing transaction and giving Landlord all of its rights and remedies under Paragraph 25 above, including its right to damages caused by the loss of such sale or financing , but only to the extent any such loss is attributable solely or primarily to Tenant's failure to deliver any such certificate.

          30. RIGHT OF LANDLORD TO PERFORM. If Tenant fails to make any payment required hereunder (other than Monthly Rent and Additional Rent) or fails to perform any other of its obligations hereunder, then, upon five (5) days prior written notice to Tenant (provided that no prior notice shall be required if waiting for such period to expire would jeopardize the health, safety or enjoyment of the Building by its tenants and occupants or cause further damage or loss to Landlord or the Real Property), Landlord may, but shall not be obliged to, and without waiving any default of Tenant or releasing Tenant from any obligations to Landlord hereunder, make any such payment or perform any other such obligation on Tenant's behalf. All sums so paid by Landlord and all necessary incidental costs in connection with the performance by Landlord of an obligation of Tenant (together with interest thereon from the date of such payment by Landlord until paid at the Interest Rate) shall be payable by Tenant to Landlord upon demand, and Tenant's failure to make such payment upon demand shall entitle Landlord to the same rights and remedies provided Landlord in the event of non-payment of rent.

          31. LATE CHARGE. Tenant acknowledges that late payment of any installment of Monthly Rent or Additional Rent or any other amount required under this Lease will cause Landlord to incur costs not contemplated by this Lease and that the exact amount of such costs would be extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Real Property and the loss of the use of the delinquent funds. Therefore, if any installment of Monthly Rent or Additional Rent or any other amount due from Tenant is not received when due, Tenant shall pay to Landlord on demand, on account of the delinquent payment, an additional sum equal to the greater of (i) five percent (5%) of the overdue amount, or (ii) $100.00, which additional sum represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant (provided that such charge shall be imposed with respect to the first occurrence of such a delinquency in any twelve (12)-month period only if Tenant fails to cure such delinquency within five (5) days of written notice from Landlord thereof). Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising its right to collect interest as provided above, rent, or any other damages, or from exercising any of the other rights and remedies available to Landlord.

          32. ATTORNEYS' FEES; WAIVER OF JURY TRIAL. In the event of any action or proceeding between Landlord and Tenant (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) to enforce any provision of this Lease, the losing party shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in such action and in any appeal in connection therewith by such prevailing party. The "prevailing party" will be determined by the court before whom the action was brought based upon an assessment of which party's major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision. Notwithstanding the foregoing, however, Landlord shall be deemed the prevailing party in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default of Tenant hereunder if (i) judgment is entered in favor of Landlord, or (ii) prior to trial or judgment Tenant pays all or any portion of the rent claimed by Landlord, vacates the Premises, or otherwise cures the default claimed by Landlord.

          If Landlord becomes involved in any litigation or dispute, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Tenant or any Tenant Party, Tenant agrees to pay Landlord's reasonable attorneys' fees and other costs incurred in connection with the litigation or dispute, regardless of whether a lawsuit is actually filed.

          IF ANY ACTION OR PROCEEDING BETWEEN LANDLORD AND TENANT TO ENFORCE THE PROVISIONS OF THIS LEASE (INCLUDING AN ACTION OR PROCEEDING BETWEEN LANDLORD AND THE TRUSTEE OR DEBTOR IN POSSESSION WHILE TENANT IS A DEBTOR IN A PROCEEDING UNDER ANY BANKRUPTCY LAW) PROCEEDS TO TRIAL, LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY IN SUCH TRIAL. Landlord and Tenant agree that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(a)(2), and Tenant does hereby authorize and empower Landlord to file this paragraph and/or this Lease, as required, with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

          33. WAIVER. No provisions of this Lease shall be deemed waived by Landlord or Tenant unless such waiver is in a writing signed by the party giving such waiver. The waiver by either party of any breach of any provision of this Lease by the other party shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, or of Tenant upon any default of Landlord, shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. Tenant's payment of rent due and Tenant's continuance in possession shall not constitute a waiver by Tenant of any default of Landlord. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

          34. NOTICES. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be delivered personally or sent by United States mail, postage prepaid, or by any reputable overnight or same-day courier, addressed to Tenant at the Premises, or to such other place as Tenant may from time to time designate by notice to Landlord hereunder. All notices and demands by Tenant to Landlord shall be sent by United States mail, postage prepaid, or by any reputable overnight or same-day courier, addressed to Landlord in care of Shorenstein Company, L.P., 555 California Street, 49th floor, San Francisco, California 94104, or to such other place as Landlord may from time to time designate by notice to Tenant hereunder. Notices delivered personally or sent same-day courier will be effective immediately upon delivery to the addressee at the designated address; notices sent by overnight courier will be effective one (1) Business Day after acceptance by the service for delivery; notices sent by mail will be effective two (2) Business Days after mailing. In the event Tenant requests multiple notices hereunder, Tenant will be bound by such notice from the earlier of the effective times of the multiple notices.

          35. DELETED.

          36. DEFINED TERMS AND MARGINAL HEADINGS. When required by the context of this Lease, the singular includes the plural. If more than one person or entity signs this Lease as Tenant, the obligations hereunder imposed upon Tenant shall be joint and several, and the act of, written notice to or from, refund to, or signature of, any Tenant signatory to this Lease (including without limitation modifications of this Lease made by fewer than all such Tenant signatories) shall bind every other Tenant signatory as though every other Tenant signatory had so acted, or received or given the written notice or refund, or signed. The headings and titles to the paragraphs of this Lease are for convenience only and are not to be used to interpret or construe this Lease. Wherever the term "including" or "includes" is used in this Lease it shall be construed as if followed by the phrase "without limitation." The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not construed for or against any party simply because one party was the drafter thereof.

          37. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and of each and all of its provisions, except as to the conditions relating to the delivery of possession of the Premises to Tenant. This Lease shall be governed by and construed in accordance with the laws of the State of California, and the venue of any action or proceeding under this Lease shall be the City and County of San Francisco, California.

          38. SUCCESSORS. Subject to the provisions of Paragraphs 13 and 28 above, the covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, executors, administrators and assigns.

          39. ENTIRE AGREEMENT; MODIFICATIONS. This Lease (including any exhibit, rider or attachment hereto) constitutes the entire agreement between Landlord and Tenant with respect to Tenant's lease of the Premises. No provision of this Lease may be amended or otherwise modified except by an agreement in writing signed by the parties hereto. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Real Property or this Lease except as expressly set forth herein, including without limitation any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents agreed to undertake any alterations or construct any improvements to the Premises except those, if any, expressly provided in this Lease, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. Neither this Lease nor any memorandum hereof shall be recorded by Tenant.

          40. LIGHT AND AIR. Tenant agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent hereunder, result in any liability of Landlord to Tenant, or in any other way affect this Lease.

          41. NAME OF BUILDING. Tenant shall not use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises without the written consent of Landlord. Landlord reserves the right to change the name of the Building at any time in its sole discretion by written notice to Tenant and Landlord shall not be liable to Tenant for any loss, cost or expense on account of any such change of name.

          42. SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          43. AUTHORITY. If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Lease on behalf of Tenant, hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Real Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant's obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

          44. NO OFFER. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

          45. REAL ESTATE BROKERS. Landlord and Tenant each represents and warrants to the other that such party has negotiated this Lease directly with the Real Estate Brokers identified in Paragraph 2 and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for such party in connection with this Lease. Each party shall hold the other harmless from and indemnify and defend the other against any and all claims by any real estate broker or salesman other than the Real Estate Brokers identified in Paragraph 2 for a commission, finder's fee or other compensation as a result of the inaccuracy of such party's representation above.

          46. CONSENTS AND APPROVALS. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its sole discretion in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the provision providing for such consent, approval, judgment or determination specifies that Landlord's consent or approval is not to be unreasonably withheld, or that the standard for such consent, approval, judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. Whenever Tenant requests Landlord to take any action or give any consent or approval, Tenant shall reimburse Landlord for all of Landlord's costs incurred in reviewing the proposed action or consent (whether or not Landlord consents to any such proposed action), including without limitation reasonable attorneys' or consultants' fees and expenses, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. If it is determined that Landlord failed to give its consent or approval where it was required to do so under this Lease, Tenant's sole remedy will be an order of specific performance or mandatory injunction of the Landlord's agreement to give its consent or approval; provided, however, that Tenant shall be entitled to seek damages as a remedy if the remedy of specific performance or injunction is by its nature impossible to render. The review and/or approval by Landlord of any item shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Real Property, and neither Tenant nor any Tenant Party nor any person or entity claiming by, through or under Tenant, nor any other third party shall have any rights hereunder by virtue of such review and/or approval by Landlord.

          47. RESERVED RIGHTS. Landlord retains and shall have the rights set forth below, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for rent abatement:

     (a) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building and its tenants, provided that such exclusive right shall not operate to require Tenant to use or patronize such business or service or to exclude Tenant from its use of the Premises expressly permitted herein.

     (b) To perform, or cause or permit to be performed, at any time and from time to time, including during Business Hours, construction in the common areas and facilities or other leased areas in the Real Property; provided that Landlord shall use commercially reasonable efforts consistent with the operation of a first class project to minimize noise and disruption to Tenant's business during the performance of such work provided that such efforts do not result in a material increase in the cost of performing the relevant work and do not diminish the quality of work performed.

     (c) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas and facilities and other tenancies and premises in the Real Property and to create additional rentable areas through use or enclosure of common areas; provided that such changes shall not obstruct Tenant's access to the Premises.

          48. FINANCIAL STATEMENTS. Upon submission of this Lease to Landlord and at any time thereafter within thirty (30) days after Landlord's request therefor, Tenant shall furnish to Landlord, and to any lender, prospective lender, purchaser or prospective purchaser designated by Landlord, copies of true and accurate financial statements reflecting Tenant's then current financial situation (including without limitation balance sheets, statements of profit and loss, and changes in financial condition), Tenant's most recent audited or certified annual financial statements, and in addition shall cause to be furnished to Landlord similar financial statements for any guarantor(s) of this Lease. So long as Tenant or such guarantor shall be a publicly traded entity, it may satisfy the requirements of this Paragraph 48 by delivery of its most recent publicly available financial statements. Landlord shall use its good faith efforts to keep any financial statements delivered to it pursuant to this Paragraph 48 (other than publicly available financial statements) confidential, and shall inform any party to whom it delivers such non-public financial statements of the confidential nature of the same. Landlord shall not deliver any such non-public financial statements to any party which does not have a legitimate interest in receiving the same by reason of such party's interest or prospective interest in Landlord or the Real Property.

          49. SIGNAGE; DIRECTORIES.

               a. PREMISES ENTRY. Landlord shall provide, at Landlord's expense, a Building-standard plaque identifying Tenant's business at the entrance to Tenant's Premises on each floor. For any floor on which Tenant occupies all the rentable space, if Tenant desires to have the sign at the entry to the Premises be other than Building standard, Tenant may, at Tenant's expense, install a sign identifying Tenant's business at the entrance to the Premises on such floor, provided that the design, size, color and location of the signs shall be subject to Landlord's prior reasonable approval.

               b. BUILDING DIRECTORY. Tenant shall be entitled, at no cost to Tenant, to have the name of Tenant's company listed on the Building directory situated in the lobby of the Building. If, after Tenant's name is initially listed on the directory, Tenant requests a change in Tenant's name as printed thereon, Tenant shall reimburse Landlord for Landlord's cost of reprinting Tenant's name for the directory.

               c. BUILDING EXTERIOR.

                    i. TENANT'S EXTERIOR SIGNAGE OPTION. The Tenant originally named herein shall have the exclusive right to erect and maintain Approved Exterior Signage (as defined in Paragraph 49.c.ii. below) at the Selected Sites, as defined below, in accordance with this Paragraph 49.c. for so long as the Occupancy Requirement (as defined below) continues to be met. The "Selected Sites" shall be any two (2) of the four (4) parapet signage sites at the top of the Building (one such site being located on each of the four sides of the Building (i.e., the northern, eastern, southern and western surfaces), as such two (2) parapet signage sites shall be selected by Tenant in a written notice to Landlord on or before the 6-month anniversary of the date of this Lease. The "Occupancy Requirement" shall be met during the period in which the Tenant originally named herein continues to lease not less than one hundred fifty-nine thousand one hundred ninety-six (159,196) rentable square feet of space in the Building. For purposes of determining whether the Occupancy Requirement is met, Tenant shall be considered to be leasing the entire Premises (even portions which are not yet occupied because Tenant Improvements have not been completed), except that Tenant shall not be considered to be leasing space which Tenant has subleased or intends to sublease to a subtenant nor will Tenant be considered to be leasing any space with respect to which (A) this Lease has expired or terminated or been assigned (except as provided in the next sentence), or (B) Tenant has (i) exercised any lease termination right which is set forth in this Lease, or (ii) negotiated a lease termination after the date hereof. This exterior signage right is personal to Ask Jeeves, Inc. and will not inure to the benefit of any subtenant or assignee, with the sole exception of an Affiliate to whom this Lease is assigned in accordance with Paragraph 13.g. above. The Approved Exterior Signage may not be modified, replaced or removed without Landlord's prior written approval.

                    ii. TERMS AND CONDITIONS. Tenant shall have the exclusive right to erect and maintain the Approved Exterior Signage at the Selected Sites during the period commencing on the date of this Lease and terminating forever as of the first date that the Occupancy Requirement shall no longer be met by the Tenant originally named herein (other than temporarily due to fire or other casualty or services interruption) (the "Signage Term"). Commencing on the Initial Rent Commencement Date (as defined in Paragraph 2.c. above), and continuing thereafter throughout the Signage Term, Tenant shall pay an annual fee (the "Annual Signage Fee") equal to One Hundred Thousand Dollars ($100,000.00) per year, as the same shall be increased as provided below. The Annual Signage Fee shall be paid by Tenant annually, in advance, commencing on the Initial Rent Commencement Date and on each anniversary of the Initial Rent Commencement Date during the Signage Term (each a "Signage Payment Date"). On each Signage Payment Date after the Initial Rent Commencement Date, the Annual Signage Fee shall be increased to be equal to one hundred five percent (105%) of the Annual Signage Fee payable for the immediately preceding 12-month period. If the Annual Signage Fee is not paid when due, and such failure continues for ten
(10) days after written notice to Tenant of such failure, then in addition to any other remedies afforded Landlord under this Lease by reason of nonpayment of rent, Landlord may terminate Tenant's rights under this Paragraph 49.c. If the Signage Term expires or terminates less than twelve (12) full calendar months after the final Signage Payment Date, then the Annual Signage Fee shall be appropriately prorated for the final year of the Signage Term, and Landlord will refund to Tenant any overpayment of Annual Signage Fee for such final year. Notwithstanding anything to the contrary herein, if during the term of this Lease Tenant ceases to meet the

Occupancy Requirement, at Landlord's sole election, the Approved Exterior Signage will remain on the Building and the Annual Signage Fee shall continue to be payable until the earlier of the removal of such signage in accordance with this Paragraph 49.c. or the expiration or termination of this Lease.

          The exterior signage shall contain Tenant's name, shall be subject to Landlord's prior written approval with regard to size, design, color, materials, content, location and method of installation, and shall be appropriate for a first-class high rise office building and in conformity with the overall design and ambiance of the Real Property. Landlord's approval of any item reviewed by Landlord under this Paragraph 49.c. shall merely indicate Landlord's consent to the proposed work shown thereon, and in no event shall be deemed to constitute a representation by Landlord that the work called for therein complies with applicable building codes or other Legal Requirements nor shall such consent release Tenant from Tenant's obligations to supply plans and specifications that do so conform to applicable building codes and Legal Requirements. The cost of the design, manufacture, installation, lighting (if any) and maintenance of the signage shall be borne by Tenant. The exterior signage must comply with applicable Legal Requirements and Tenant shall be responsible for obtaining, at Tenant's sole cost and expense, any and all necessary zoning and other public or private approvals and permits required for such signage (provided that in doing so Tenant shall not adversely affect Landlord or impair in any way Landlord's current or permitted use of the Real Property and provided, further, that Landlord makes no representation whatsoever that any of the foregoing items may be obtained). Landlord will reasonably cooperate with Tenant in its efforts to obtain such approvals and permits, provided that Landlord shall not incur any costs in connection therewith. Tenant's exterior signage which is approved by Landlord and meets the foregoing requirements is referred to herein as the "Approved Exterior Signage."

          Throughout the Signage Term, Tenant, at its sole cost and expense, shall (i) maintain the Approved Exterior Signage in first class condition and repair, and (ii) promptly comply with all such present and future Legal Requirements relating to the Approved Exterior Signage; provided, however, at Landlord's election, Landlord may perform any necessary cleaning, maintenance and repair work and any work to the Approved Exterior Signage or other portions of the Real Property required to effect compliance with Legal Requirements, in which event, Tenant shall pay such costs within ten (10) days after receipt of Landlord's invoice therefor. At any time following the expiration or earlier termination of this Lease, or if earlier, from and after the expiration of the Signage Term, Landlord shall have the right to remove the Approved Exterior Signage at Tenant's expense (which expense shall be paid to Landlord within ten
(10) days after demand) or to require Tenant to remove such signage at Tenant's expense, and to repair and restore, at Tenant's expense (or require Tenant to repair and restore at Tenant's expense), the affected areas of the Building and Real Property to their original condition at the time the signage was installed, ordinary wear and tear excepted. Tenant's obligations regarding the removal of the signage and restoration of the affected areas of the Building and Real Property shall survive the expiration or sooner termination of this Lease.

          50. NONDISCLOSURE OF LEASE TERMS. Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord's prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant's financial statements or tax returns, to an assignee of this Lease or sublessee of the Premises, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce this Lease.

          51. HAZARDOUS SUBSTANCE DISCLOSURE. California law requires landlords to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of gasoline and other automotive fluids, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items, and asbestos-containing materials ("ACM") must be disclosed. Gasoline and other automotive fluids are found in the garage area of the Building. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain hazardous substances. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain hazardous substances. Although smoking is prohibited in the public areas of the Building, these areas may, from time to time, be exposed to tobacco smoke. Building occupants and other persons entering the Building from time-to-time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain hazardous substances.

          52. PARKING.

               a. Commencing upon the Commencement Date, Landlord shall provide Tenant, on an unassigned, non-exclusive and unlabelled basis, sixty (60) parking spaces in the garage of the Building (the "Building Spaces") and Tenant shall pay Landlord or the operator of the garage, as directed by Landlord, for such parking at the rate or charge in effect from time to time for parking in the garage.

          In addition, commencing on the Commencement Date, Landlord shall make available to Tenant's employees, on a month-to month basis, sixty (60) additional parking spaces, on an unassigned, non-exclusive and unlabelled basis, in the parking facility currently known as the City Center Garage West, located at 1250 Martin Luther King Jr. Way, Oakland ("Garage West"), provided that Landlord obtains from the City of Oakland the right to control a sufficient number of parking spaces in Garage West on terms satisfactory to Landlord. Tenant's employees shall pay Landlord or the operator of the subject garage, as directed by Landlord, for such parking at the rate or charge in effect from time to time for parking in the garage. Landlord or Tenant may terminate Tenant's right to all or any portion of such month-to-month parking spaces by giving thirty (30) days' notice of such termination to the other.

          Tenant acknowledges that the monthly and hourly rates or charges in effect may vary from time to time based on, among other things, the time of day, type of parking (e.g., valet, self-park, or tandem) and general rate increases.

               b. Tenant shall provide Landlord with advance written notice of the names of each individual to whom Tenant from time to time distributes Tenant's parking rights hereunder, and shall cause each such individual to execute Landlord's standard waiver form for garage users. If the parking charge with respect to any space is not paid when due, and such failure continues for ten (10) days after written notice to Tenant of such failure, then in addition to any other remedies afforded Landlord under this Lease by reason of nonpayment of rent, Landlord may terminate Tenant's rights under this Paragraph 52 with respect to such space. Further, if at any time Tenant releases to Landlord any parking space provided for in this Paragraph 52, then Tenant's right under this Paragraph 52 to use such released parking space shall automatically terminate.

               c. The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars. Landlord shall take reasonable actions to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Building and users of the parking facility. Without limiting the foregoing, in no event shall this Lease be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage, nor shall there be any abatement of rent hereunder (other than the parking charge paid hereunder for any parking space no longer made available), by reason of any reduction in Tenant's parking rights hereunder by reason of strikes, lock-outs, labor disputes, shortages of material or labor, fire, flood or other casualty, acts of God or any other cause beyond the control of Landlord. Access to the parking spaces to be made available to Tenant shall, at Landlord's option, be by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord, and Tenant's right to use the parking facility is conditioned on Tenant's abiding by and shall otherwise be subject to such rules and regulations as may be promulgated by Landlord from time to time for the parking facility.

               d. The parking rights set forth in this Paragraph 52 are non-transferrable except that such rights may be assigned or sublet to a permitted assignee or subtenant in connection with an assignment or sublease meeting the requirements of Paragraph 13 above. In the event of any such permitted assignment or sublease of parking space rights, Landlord shall be entitled to receive one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

          53. RIGHTS TO TERMINATE THIS LEASE.

               a. LANDLORD'S RIGHT TO TERMINATE. Tenant acknowledges that Landlord is still in the planning stage of development of the Building and that Landlord must still complete a number of steps and satisfy a number of requirements before it can go forward with the project (including the acquisition of fee title to the Land pursuant to Landlord's agreement with the City of Oakland). Accordingly,(a) if despite its good faith efforts, Landlord has not obtained project financing satisfactory to Landlord in its sole discretion on or before the date (the "Trigger Date") that is thirty (30) days after the date on which Landlord acquires fee title to the Land, or (b) if, despite its good faith efforts, Landlord has not obtained all necessary private and governmental approvals and permits for the project on or before the Trigger Date, or (c) if Landlord based on its analysis of market conditions and other factors, in its sole discretion, decides not to go forward with the development of the Building, then Landlord shall have the right to terminate this Lease by giving written notice of termination to Tenant within five (5) Business Days after the Trigger Date.

               b. TENANT'S RIGHT TO TERMINATE. The parties acknowledge that the Building project is presently scheduled to be submitted to the Oakland City Council ("City Council") for approval at the City Council's May 16, 2000, meeting. If the City Council has failed to approve the project as submitted (or subject to conditions and other terms reasonably acceptable to Landlord) on or before June 16, 2000, which date shall be extended by the length of any delays resulting from fire or other casualty, acts of God or any similar cause that is beyond the reasonable control of Landlord (the "Outside Date"), then Tenant shall have the right to terminate this Lease by giving Landlord written notice of such termination within five (5) Business Days after the Outside Date.

          54. TENANT'S OPTION TO RENEW.

               a. OPTION TO RENEW. Tenant shall have the option to renew this Lease for one (1) additional term of five (5) years, commencing upon the expiration of the initial term of the Lease. The renewal option must be exercised, if at all, by written notice given by Tenant to Landlord not later than twelve (12) months prior to expiration of the initial term of this Lease. Notwithstanding the foregoing, at Landlord's election this renewal option shall be null and void and Tenant shall have no right to renew this Lease if (i) as of the date immediately preceding the commencement of the renewal period Tenant is not in occupancy of at least seventy percent (70%) of the entire Premises then demised hereunder or Tenant does not intend to continue to occupy the Premises (but intends to assign this Lease or sublet the space in whole or in part), or (ii) on the date Tenant exercises the option or on the date immediately preceding the commencement date of the renewal period Tenant has committed an Event of Default, as defined in Paragraph 25.a. above.

               b. TERMS AND CONDITIONS. If Tenant exercises the renewal option, then during the renewal period all of the terms and conditions set forth in this Lease as applicable to the Premises during the initial term shall apply during the renewal term, except that (i) Tenant shall have no further right to renew this Lease, (ii) Tenant shall take the Premises in their then "as-is" state and condition, and (iii) the Monthly Rent payable by Tenant for the Premises shall be the then-fair market rent for the Premises based upon the terms of this Lease, as renewed. Fair market rent shall include the periodic rental increases, if any, that would be included for space leased for the period the space will be covered by the Lease. For purposes of this Paragraph 54, the term "fair market rent" shall mean the rental rate for comparable space under primary lease (and not sublease) to new tenants, taking into consideration the unique quality and prestige of the Building and such amenities as existing improvements, view, floor on which the Premises are situated and the like, situated in first-class, reputable, established high-rise office buildings in comparable locations in City Center, in comparable physical and economic condition, taking into consideration the then-prevailing ordinary rental market practices with respect to tenant concessions (if any) (e.g. not offering extraordinary rental, promotional deals and other concessions to tenants which deviate from what is the then-prevailing ordinary practice in an effort to alleviate cash flow problems, difficulties in meeting loan obligations or other financial distress, or in response to a greater than average vacancy rate). The fair market rent shall be mutually agreed upon by Landlord and Tenant in writing within the thirty (30) calendar day period commencing six (6) months prior to commencement of the renewal period. If Landlord and Tenant are unable to agree upon the fair market monthly rent within such thirty (30)-day period, then the fair market rent shall be established by appraisal in accordance with the procedures set forth in EXHIBIT D attached hereto.

               c. MINIMUM RENTAL. Notwithstanding anything in the foregoing or EXHIBIT D attached hereto to the contrary, in no event shall the Monthly Rent during the renewal period be less than the aggregate of the amounts of Monthly Rent and Additional Rent payable by Tenant (for all of the Premises leased hereunder) under Paragraphs 2.c., 5 and 7 hereof for the calendar month immediately preceding the commencement of the renewal period.

          55. TENANT'S INTER-FLOOR CABLING.

               a. LICENSE. Landlord hereby grants to Tenant, and Tenant hereby accepts from Landlord, a license (the "License") to use certain portions of the Building as follows:

                    i. LINES. Tenant shall be permitted, on the terms and conditions set forth herein, to install, operate, maintain, repair, replace and use, at Tenant's sole expense and risk, such cables, conduits, innerducts and connecting hardware, if any (collectively, the "Lines") as shall be approved by Landlord pursuant to Paragraph 55.e. below.

                    ii. LICENSE AREAS. Tenant shall have the right, solely for the purpose of making line connections and for no other purpose whatsoever, to use the telephone closets on the second (2nd) through tenth (10th) floors of the Building, and other non-leased areas of such floors, but only to the extent such closets and/or areas are shown on Approved Drawings (as defined in Paragraph 55.e.ii. below) as the sites through which the Lines will be run (all such areas being referred to collectively herein as the "License Areas").

                    iii. ACCESS. Tenant shall have reasonable access to the Lines and License Areas for the purposes permitted under this Paragraph 55, if such access can feasiblely be provided by Landlord's on-site personnel during Landlord's normal business hours without compromising Landlord's security for or operation of the Building.

                    iv. NONEXCLUSIVE; PERSONAL. The interest created in this Paragraph 55 is a non-exclusive license and no leasehold or tenancy is intended to be or shall be created by this Paragraph 55. The License may not be assigned or sublicensed without Landlord's prior written approval, which approval shall not be unreasonably withheld with respect to a proposed assignment or subletting to an assignee or subtenant to whom Tenant is assigning the Lease or subletting the Premises in accordance with Paragraph 13 above.

               b. NO SEPARATE FEE. Except as otherwise provided in this Paragraph 55.b. and in Paragraph 55.l. below, Tenant shall pay no separate fee or rent for the use of the License Areas.

                    i. HOLDOVER RENT. Tenant shall pay the license fees, if any, payable under Paragraph 55.l. below during any holdover period.

                    ii. SUPERVISION COSTS. Tenant shall pay Landlord's charges for monitoring or supervising Tenant's activities in connection with the License granted hereunder by any of Landlord's administrative, engineering, security or other personnel, which shall be billed to Tenant at the hourly standard rates for such services, as established from time to time by Landlord, and shall be payable by Tenant within ten (10) days of such billing.

                    iv. OUT-OF-POCKET COSTS. Tenant shall reimburse Landlord for out-of-pocket costs incurred by Landlord for services rendered by consultants or other third parties (including but not limited to engineers, contractors, or security or janitorial personnel) in connection with the License granted hereunder, together with an amount equal to twenty percent (20%) thereof to cover Landlord's overhead, within ten (10) days of such billing.

                    iv. IMPOSITIONS. Tenant shall be responsible for promptly paying all additional real and personal property taxes, assessments, charges, fees or other governmental impositions levied or assessed on the Building or the Real Property due to the Lines or the operation thereof.

               c. TERM OF LICENSE. The term of the License shall commence with respect to each floor on the Commencement Date (as defined in Paragraph 2.b.) for that floor, and shall expire or terminate on the expiration or earlier termination of this Lease; provided, however, that if Tenant fails to perform its obligations under this Paragraph 55, and such failure continues for five (5) business days after written notice to Tenant of such failure, then in addition to any other remedies afforded Landlord under this Lease, Landlord may terminate the License.

               d. USE OF LINES AND LICENSE AREAS.

                    i. PERMITTED USE. Tenant shall use the License Areas and the Lines solely for the purpose of serving the communications needs of Tenant within the Building and for no other use or purpose. Any use of a type different than the foregoing that Tenant desires to make of the Lines or License Areas, shall be subject to the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, and shall be subject to imposition of such fees in consideration of such additional services as Landlord shall determine in its sole discretion. Without limiting the generality of the foregoing, in no event may Tenant (A) use the Lines to provide any services to any party other than Tenant, to serve any locations outside the Building or to resell any communications services or (B) install any additional Lines or equipment, or modify or extend the Lines, without Landlord's prior written consent and compliance with all other provisions of this Paragraph 55. Tenant agrees that the License Areas may not be occupied by any agents, contractors or employees of Tenant, or by any other person, except as the presence of such persons is from time to time briefly required to install, maintain or repair the Lines or License Areas. In no event shall Tenant permit any party other than Tenant to install, maintain or use any equipment or other personalty in any of the License Areas.

                    ii. NONINTERFERENCE. Tenant shall not use the License Areas or the Lines so as to interfere in any way with the ability of other tenants or other occupants of the Building or occupants of other properties to receive or transmit radio, television, telephone, computer, data processing, fiber optic, microwave, short-wave, long-wave or other signals of any sort, nor so as to interfere with the use by Landlord or such other tenants or occupants of electric, computer, electronic, fiber optic or other facilities, equipment, appliances, personal property or fixtures, nor so as to interfere in any way with the use of any antennas, satellite dishes or other equipment or facilities currently or hereafter located on the roof or any other floor or area of the Building or other properties.

          iii. LANDLORD'S APPROVALS OR REQUIREMENTS. Landlord's approval of, or requirements concerning, the Lines in this Paragraph 55 or otherwise, or any plans and specifications, contractors and subcontractors for the design or installation thereof, shall not be deemed a waiver of any of the provisions of this Lease, nor a warranty as to the adequacy of the design, workmanship or quality of materials or installation or their compliance with any Legal Requirement, as defined in Paragraph 7.a. above), and Landlord shall have no responsibility or liability for the same. Landlord shall have no responsibility for any deficiencies in drawings submitted by Tenant for approval by Landlord or any failure of such drawings to reflect actual conditions (concealed or apparent) at the Building, including without limitation any failure of the drawings to reflect existing equipment, walls or other facilities. In the case any such drawings are deficient, Landlord may require that Tenant stop the installation work and revise the drawings. Any matters not specifically reflected in the drawings (including for example, but not limited to, the height of any proposed wall penetration or the height at which the Lines will be run) shall be subject to Landlord's prior written approval, which may be withheld in Landlord's sole discretion.

                    iv. IDENTIFICATION. Tenant shall cause Tenant's personnel or contractor(s) to clearly mark (including any color coding required by the Building) each conduit, cable, wire and piece of equipment comprising the Lines with the License number assigned by the Building management and the starting point and the destination of such conduit, cable or wire (e.g. "No. 0201, Floor 2 to Floor 3"), and shall place such identification tags in each closet the Lines pass through, on each horizontal run of the Lines, and on each item of equipment that is part of the Lines.

                    v. LINE SPECIFICATIONS. All installation, modification, maintenance, replacements, and removal of the Lines shall comply with such commercially reasonable specifications and requirements as Landlord shall adopt from time to time.

               e. CONSTRUCTION AND OTHER WORK. All construction, installation, repair, maintenance and other work performed by or on behalf of Tenant in connection with the License granted hereunder (collectively referred to herein as "Work") shall be at Tenant's sole expense and risk and shall be subject to the following requirements:

                    i. CONTRACTORS. The provisions of Paragraphs i through iii of Paragraph 4.c. shall apply with respect to Tenant's contractors, subcontractors, material suppliers who perform any work in or deliver materials to the License Areas.

                    ii. APPROVED DRAWINGS. Tenant shall submit detailed plans and specifications (including the size, number and type of any proposed Lines) to Landlord and obtain Landlord's prior written approval thereof (which Landlord may withhold in Landlord's sole discretion) before commencing any Work (such approved plans and specifications or drawings referred to herein as "Approved Drawings"). The plans and specifications shall include, if reasonably required by Landlord, detailed construction and engineering drawings, reports and studies. All paths and sites through which the Lines shall be run shall be designated by Landlord, and such paths and sites shall be reflected on the Approved Drawings. Tenant shall provide two (2) sets of "as built" drawings to Landlord promptly after completion of any Work, including without limitation as-built drawings showing all paths and sites through which all Lines are run. Unless Landlord agrees otherwise in writing, all drawings shall be CAD-generated in AUTOCAD Release 14 format (with no third party software), shall be submitted in hard copy and on disk, and shall otherwise comply with standards established by Landlord from time to time.

                    iii. PERMITS. Tenant shall obtain and submit to Landlord necessary permits, as well as such other reasonable documentation and items as Landlord may require.

                    iv. CONTRACTS; LIEN WAIVERS. Tenant shall submit to Landlord copies of all contracts and subcontracts relating to the Work, and obtain and submit to Landlord contractor and subcontractor lien waivers and affidavits of payment.

                    v. ENGINEER'S OPINIONS. If reasonably required by Landlord, Tenant shall obtain opinions from engineers acceptable to Landlord (or at Landlord's sole discretion, shall reimburse Landlord's costs for obtaining such opinions directly) stating that the Lines and Work to be done with respect thereto will not adversely affect other lines or equipment at the Building, the Building systems and equipment (including without limitation, electrical, heating, ventilating, air-conditioning, plumbing, alarm and fire protection), or the Building structure.

                    vi. SUPERVISION; STANDARDS AND CONDITIONS. Any Work shall be subject, at Landlord's option, to supervision by Landlord (including, without limitation, supervision as to the specific location of the Lines and all floor, wall or ceiling coring and penetrations), and shall comply with all Legal Requirements applicable thereto, good work practices and the Building Construction Standards. Without limiting the foregoing, all Work shall be designed and performed in a manner that will protect the structural integrity of the floors, walls and ceilings of the Building, protect against water leakage through penetrations (by installing flanges or otherwise), and protect against fire hazard (by installing fire blocking materials or otherwise).

                    vii. LIENS. Tenant shall give Landlord not less than five
     (5) days' prior written notice of the date any Work is to commence. The provisions of Paragraph 12 of this Lease shall apply to the Work.

                    viii. RECORD OF LINES. At all times during the term of this Lease, Tenant shall maintain with Landlord a current and complete record of all Tenant's Lines in the Building.

                    ix. NOISE AND DISRUPTION. All of Tenant's activities in the License Areas shall be performed so as to avoid any disturbance, disruption or inconvenience to tenants and other occupants, if any, of the Building (and, without limiting the foregoing, any floor, wall or ceiling coring work or penetrations or use of noisy or heavy equipment which may interfere with the conduct of business by tenants or other occupants, if any, at the Building shall, at Landlord's option, be performed at times other than the normal business hours of Landlord or such tenants or occupants).

                    x. INCORPORATION OF CONSTRUCTION AGREEMENT. Any separate work letter or other agreement which is hereafter entered into between Landlord and Tenant pertaining to the Work shall be automatically incorporated into this Paragraph 55 without the necessity for further reference thereto.

               f. MAINTENANCE AND REPAIR.

                    i. MAINTENANCE OF LICENSE AREAS. Tenant acknowledges and agrees that Tenant accepts the License Areas in their "as-is" condition as of the date of delivery by Landlord, and that Tenant at its own expense shall make any alterations necessary to make such sites suitable for Tenant's purposes thereon, subject to Landlord's approval rights set forth above. Tenant, at Tenant's sole cost and expense, shall keep the License Areas in good condition and repair, except for damage caused by the gross negligence or willful misconduct of Landlord. Landlord makes no representations respecting the condition of the License Areas or their suitability for operation of the Lines. If any repairs, maintenance or replacements are required hereunder, Tenant shall promptly arrange for the same, either through Landlord for such charges as Landlord may from time to time establish, or with such contractors as Landlord generally uses at the Building, or such other contractors as Landlord shall first approve in writing, and in a first class, workmanlike manner. Any replacements of items shall be of the same size, quality and design as the items replaced. Tenant shall indemnify, defend and hold Landlord and the Indemnitees harmless from and against and pay for any repairs, maintenance and replacements to the License Areas and areas of the Building outside the License Areas, made necessary in whole or in part by the installation, maintenance, modification, replacement, removal or use of the Lines, or the moving of any Lines or other property to or from the License Areas, or otherwise made necessary by the operations of Tenant or its employees, agents or contractors in or about the License Areas.

                    iii. MAINTENANCE OF LINES. Tenant shall maintain the Lines in first-class condition and repair throughout the term of this Lease.

               g. UTILITIES. Landlord shall have no obligation to provide any utilities or services to or for Tenant, the License Areas or the Lines, except as provided in Paragraph 17 of the Lease with respect to services to the Premises. If Landlord does provide any utilities to the License Areas, Landlord makes no representation or warranty that such utilities will be free from shortages, failures, variations, or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water or supplies, governmental requirements or requests, or other causes. No such failure or interruption of services or utilities shall be deemed an eviction or disturbance of Tenant's use of the Lines, License Areas or any part thereof, or render Landlord liable to Tenant for abatement of fees or charges set forth herein, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption other consequential damages.

               h. LIABILITY; INDEMNITY; INSURANCE. Landlord shall have no obligation to design, install, construct, use operate, maintain, repair, replace or remove Tenant's Lines, nor shall Landlord have any other responsibility or liability in connection therewith or the operations thereof, except as expressly set forth in this Paragraph 55. The provisions of Paragraphs 14, 15 and 16 of this Lease shall apply in full to Tenant's use of the License Areas and Tenant's installation, operation, maintenance and removal of the Lines.

               i. SECURITY. The parties acknowledge that safety and security devices, services and programs provided by Landlord at the Building (including without limitation, such devices and programs affecting the room in which the main distribution frame for the Building is located, the License Areas and the Building), if any, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property or limit access. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal or other party, is assumed by Tenant with respect to Tenant's property and interests (including without limitation the Lines), and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Legal Requirement.

               j. RELOCATION OF LINES. At any time or times hereafter, in addition to the rights reserved by Landlord under any other provisions of this Lease, Landlord may require upon thirty (30) days' prior written notice that Tenant, at its sole expense: (A) move all or any portion of the Lines or riser sleeves therefor to another location or locations in the Building, or (B) discontinue using any Building riser sleeves or conduit. If Landlord exercises any such rights, the parties agree that Landlord shall use reasonable efforts to cooperate in providing other space in the Building that will be feasible for Tenant's purposes (but the installation of new Lines or other equipment, riser sleeves or conduit therefor, improvements or alterations in or to License Areas shall be subject to Landlord's approval of the drawings therefor and the other requirements set forth in the other provisions of this Lease).

               k. SURRENDER OF LICENSE AREAS.

                    i. SURRENDER OF LICENSE AREAS. Upon expiration or earlier termination of the License, Tenant shall surrender possession of the License Areas in good, clean and sanitary condition and repair, ordinary wear and tear excepted.

                    ii. REMOVAL; RESTORATION. Upon expiration or termination of the License, Tenant shall remove all of the Lines and any alterations or improvements to the License Areas installed by or for Tenant and shall restore such areas to their condition prior to the installation of such items, ordinary wear and tear excepted. Such restoration shall include, without limitation, removal of equipment, cabling, and all assorted wiring, and patching of all penetrations of the Building. If such removal and restoration are not completed by the later of (A) fifteen (15) days after notice from Landlord requiring such removal or (B) expiration or other termination of the License, Landlord may perform the same at Tenant's expense. Any damage to the License Areas or the Building caused by such removal shall be repaired promptly by Tenant or, if Tenant fails to do so, Landlord may do so at Tenant's expense. Notwithstanding the foregoing, Landlord reserves the right upon notice to Tenant to require that Tenant leave in place in the License Areas and surrender to Landlord upon expiration or termination of the License any or all of the Lines, and any alterations or improvements to the License Areas installed by or for Tenant. Any disconnection of Lines required hereunder shall be made properly such that, among other things, such Lines are reusable and properly extend from the riser sleeves. Any disconnection or removal of Lines, whether occurring during the term of the License or upon its expiration or termination, shall be subject to the provisions of this Paragraph 55.k.

                    iii. CONTRACTOR; COSTS. The removal of alterations, improvements, equipment, fixtures and other property, the removal or disconnection of Lines and the restoration of the License Areas shall be performed by a contractor or contractors selected by Tenant and approved by Landlord in its sole discretion, and Tenant shall pay the contractors' fees and costs in connection with such work.

                    iv. LANDLORD'S ELECTION REGARDING LINES NOT REMOVED. Any Lines required to be surrendered to Landlord hereunder and any Lines required to be removed hereunder but not so removed within thirty (30) days after the expiration or termination of this Lease shall, at Landlord's election, be deemed the property of Landlord at no additional cost or expense to Landlord.

                    v. SURVIVAL OF OBLIGATIONS. Tenant's obligations under this Paragraph 55.k. shall survive the expiration or other termination of this Lease.

               l. HOLDING OVER IN LICENSE AREAS.

                    i. HOLDING OVER. If Tenant remains in possession of the License Areas after the expiration or earlier termination of the License with the express written consent of Landlord (and any failure by Tenant to remove, or if required by Landlord pursuant to Paragraph 55.k.ii. above, any failure to disconnect from and discontinue using, any Lines following written demand for the same by Landlord shall constitute continuing possession for purposes hereof), Tenant's possession shall be a month-to-month license at a license fee agreed upon by Landlord and Tenant, but in no event less than the greater of (i) one hundred fifty percent (150%) of the license fees, if any, payable under this Paragraph 55 during the last full month prior to the date of the expiration of the License or
     (ii) the then fair market license fees (as reasonably determined by Landlord) for the License Areas. Except as provided in the preceding sentence, the month-to-month license shall be on the terms and conditions of this Paragraph 55. Landlord's acceptance of license fees after such holding over with Landlord's written consent shall not result in any other tenancy or license or in a renewal of the original term of the License. If Tenant remains in possession of the License Areas after the expiration or earlier termination of the License without Landlord's consent, Tenant's continued possession shall be on the basis of a licensee at sufferance and Tenant shall pay as a monthly license fee during the holdover period an amount equal to the greater of (i) one hundred fifty percent (150%) of the fair market license fees (as reasonably determined by Landlord) for the License Areas, or (ii) two hundred percent (200%) of the license fees, if any, payable under this Paragraph 55 for the last full month prior to the date of such expiration or termination.

                    ii. INDEMNIFICATION. Without limiting the generality of Paragraph 14 of this Lease, Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims, as defined in Paragraph 14.b. above, incurred by or asserted against Landlord and arising directly or indirectly from Tenant's failure to timely surrender the License Areas, including but not limited to (i) any rent or license fees payable by or any loss, cost, or damages, including lost profits, claimed by any prospective tenant or licensee of the License Areas or any portion thereof, and (ii) Landlord's damages as a result of such prospective tenant or licensee rescinding or refusing to enter into the prospective lease or license of the License Areas or any portion thereof by reason of such failure to timely surrender the License Areas.

                    iii. SURVIVAL OF OBLIGATIONS. Tenant's obligations under this Paragraph 55.l. shall survive the expiration or other termination of this Lease.

          56. GENERATOR OPTION; GENERATOR SITE.

                    a. Tenant shall have the option (the "Generator Option") to use a portion of the Real Property (as defined in Paragraph 1 of this Lease) designated by Landlord for installation and operation of emergency generator equipment, subject to the terms and restrictions of this Paragraph 56. The Generator Option and the License described may not be assigned or sublicensed except to a permitted assignee or subtenant to whom Tenant is assigning this Lease or subletting the Premises in accordance with Paragraph 13.

                    b. EXERCISE OF GENERATOR OPTION. Tenant shall exercise the Generator Option, if at all, by giving written notice of exercise (the "Exercise Notice") to Landlord on or before the Final Plan Date (as defined in Paragraph 4.a.ii. above). If Tenant does not timely exercise its Generator Option, then Landlord shall be released of its obligation to provide any generator site to Tenant, and Landlord shall have the right to enter into a lease or license of the designated generator site with any third party for a term and on such other conditions as Landlord may determine in Landlord's sole discretion, and all rights of Tenant under this Paragraph 56 shall cease. Notwithstanding the foregoing, at Landlord's election the Generator Option shall be null and void and Tenant shall have no right to use the Generator Site or the Conduit Areas if on the date Tenant exercises the Generator Option or on the date immediately preceding the commencement date of the License term Tenant is in default of any of its material obligations under this Lease beyond any applicable cure period.

                    c. TERMS OF LICENSE. If Tenant timely exercises the Generator Option, then subject to applicable Legal Requirements (as defined in Paragraph 7.a. above) and the terms of any covenants, conditions and restrictions, reciprocal easement agreement, common area declaration or similar agreement affecting the Real Property, Tenant shall have a license (the "License") consisting of:

                    (i) the non-exclusive right to use an area designated by Landlord for the installation, operation, maintenance and replacement by Tenant, at Tenant's sole expense, of one exterior self-contained emergency generator package unit of 350 kilowatts or less, the exact design of which shall be subject to Landlord's prior approval; and

                    (ii) the non-exclusive right to use, in common with Landlord, other tenants of the Building and any other parties authorized by Landlord, the vertical shafts and horizontal raceways of the Building (the "Conduit Areas") for the installation of such electrical wires and cables as reasonably needed to connect such emergency generator with the Premises.

The emergency generator unit and all related lines, wiring, pipes, equipment and cabling are referred to herein as "Tenant's Generator Equipment."

                    d. LICENSE TERM. If Tenant timely exercises the Generator Option, then the term of the License shall commence on the date Landlord tenders possession of the Generator Site to Tenant ("License Commencement Date") and shall expire on the expiration or sooner termination of this Lease.

                    e. AS-IS CONDITION. Tenant shall accept the Generator Site and Conduit Areas in their then as-is condition, and Landlord shall have no obligation to make or pay for any improvements or perform any renovation to prepare such areas for Tenant's use.

                    f. LICENSE FEES; IMPOSITIONS.

                         i. LICENSE FEE. Commencing on date which is the later of (A) the date Landlord tenders delivery of the Generator Site to Tenant or (B) the Initial Rent Commencement Date (as defined in Paragraph 2.c. above) (the "Generator Fee Commencement Date") and continuing thereafter on the first day of each month during the term of the License, Tenant shall pay monthly, in advance, without deduction, offset, prior notice or demand, a license fee equal Two Thousand Five Hundred Dollars ($2,500.00), as such amount shall be increased as provided below (the "Generator License Fee"). On the first day of the thirteenth (13th) full calendar month after the Generator Fee Commencement Date, and on each anniversary of such date thereafter during the License term (each such date an "Adjustment Date"), the Generator License Fee shall be increased to be equal to one hundred three percent (103%) of the Generator License Fee in effect during the 12-month period immediately prior to the Adjustment Date in question.

                         ii. IMPOSITIONS. Tenant shall be responsible for promptly paying all real and personal property taxes, assessments, charges, fees or other governmental impositions levied or assessed on the Building or the Real Property due to Tenant's Generator Equipment or the construction or operation thereof.

                    g. INSTALLATION; PROPER IDENTIFICATION; RELOCATION. Paragraph 55.e. shall apply to the design approval and construction of Tenant's Generator Equipment and any alterations or improvements which Tenant desires to make to the Generator Site or Conduit Areas and to all construction, installation and modification of Tenant's Generator Equipment. The visible elements of the exhaust vent(s) for Tenant's Generator Equipment must be aesthetically pleasing and appropriate to its location, as determined by Landlord in its good faith judgment. Tenant shall pay Landlord's costs incurred in reviewing plans and specifications, supervising construction and other costs, in accordance with Paragraph 55.b.ii. and b.iii..

               As soon as reasonably possible following the installation of Tenant's Generator Equipment, Tenant shall clearly identify the equipment (including all fuel lines and wiring) on the exterior of each piece of Tenant's Generator Equipment using a code designated or approved by the Building manager.

               Notwithstanding anything to the contrary herein, Landlord may, upon at least sixty (60) days' prior written notice to Tenant, require Tenant, at Landlord's sole cost and expense, to relocate Tenant's Generator Equipment during this Lease term in order to accommodate any other equipment Landlord may elect to locate (or permit others to locate) in the areas occupied by Tenant's Generator Equipment. Further, Landlord may require Tenant to erect, at Tenant's sole cost, demising walls or a visual screening fence around Tenant's Generator Equipment for aesthetic purposes, the design, size, location and construction of which fence shall be reasonably determined by Landlord.

               The cost of Tenant's Generator Equipment and of the installation of Tenant's Generator Equipment shall be borne by Tenant.

                    h. USE; COMPLIANCE WITH LAW. Tenant's Generator Equipment shall be operated solely for the purpose of supplying emergency power to the Premises in the event of a power outage, and for testing and maintenance required in connection with the operation of Tenant's Generator Equipment. Without limiting the foregoing, Tenant shall not sell electrical power or use Tenant's Generator Equipment to provide electrical power or services to any other party, nor shall Tenant's Generator Equipment be used for any purposes whatsoever by anyone other than the Tenant originally named herein. Tenant, at Tenant's sole expense, shall obtain all permits and approvals required in connection with Tenant's Generator Equipment and shall otherwise comply with all Legal Requirements regarding the installation, construction, operation and maintenance of Tenant's Generator Equipment. Tenant shall maintain Tenant's Generator Equipment and the surrounding premises in a good condition and repair (including regular maintenance and testing), and shall pay any increase in rates for insurance carried by Landlord resulting from the installation or use of Tenant's Generator Equipment. Landlord makes no representation or warranty, express or implied, as to the suitability of or condition of the Building or the Generator Site for the purposes of generation of power or any other purpose, or whether such use of the Generator Site or Tenant's Generator Equipment is or will be permissible under applicable Legal Requirements. Tenant shall provide the Building management office with at least two (2) business days' advance notice of scheduled maintenance, testing and fueling. All such scheduled maintenance and testing and fueling shall be performed on a date and during such hours approved in advance by the Building manager.

                    i. FUELING OF TENANT'S GENERATOR EQUIPMENT. Tenant shall not store diesel fuel other than in the storage tank which is a part of the approved emergency generator unit.

                    j. ALTERATIONS, REPLACEMENT OR REMOVAL OF EQUIPMENT. Tenant shall have the right, upon Tenant's submission to Landlord of all plans, specifications and other information related thereto reasonably requested by Landlord, and upon Tenant's prior receipt of Landlord's written consent, and at Tenant's sole cost and expense, to alter, replace or remove Tenant's Generator Equipment on or from the Generator Site. In addition to any other reasonable basis on which Landlord may withhold consent to the alteration or replacement of Tenant's Generator Equipment, Landlord may withhold such consent if such alteration or replacement would (i) enlarge or otherwise materially change the physical configuration of Tenant's Generator Equipment, (ii) involve any cost or expense to Landlord not reimbursed by Tenant, or (iii) result in any expansion of Tenant's rights under this Paragraph 56 or of Landlord's obligations under this Paragraph 56 or otherwise violate any provision of this Lease. Further, upon the expiration or any sooner termination of this Lease, or if required to remove Tenant's Generator Equipment by any governmental agency having jurisdiction over Tenant's Generator Equipment, Tenant shall remove all of Tenant's Generator Equipment from the Generator Site and the Conduit Areas and restore such areas to their condition prior to such installation.

                    All alteration, replacement or removal costs, including the costs and expenses of Landlord (if any) in connection therewith, shall be borne by Tenant. Landlord's costs shall be paid by Tenant on demand.

                    i. ACCESS TO GENERATOR SITE. Subject to the rules and regulations of the Building, Tenant shall have the right to enter, under the supervision of Landlord, upon the Generator Site and the Conduit Areas to, at Tenant's sole cost and expense, construct (in accordance with the plans and specifications approved by Landlord pursuant to Paragraph 3.d. above), install, operate and maintain Tenant's Generator Equipment. Tenant may have access to the Generator Site and the Conduit Areas in connection with the foregoing activities during normal business hours upon not less than four (4) hours' prior telephone notice to the engineer for the Building during normal business hours; provided, however, that Tenant shall be permitted to designate specified personnel of Tenant who will be allowed access to the Generator Site and the Conduit Areas at all times, subject to compliance with such security and safety procedures (including, without limitation, orientation and training as may be required by Landlord) as Landlord shall establish from time to time.

                    k. LANDLORD'S LIABILITY; WAIVER AND INDEMNITY. Landlord shall have no obligation to design, install, construct, use, operate, maintain, repair, replace or remove Tenant's Generator Equipment or have any responsibility or liability in connection therewith.

                    The provisions of Paragraphs 14, 15 and 16 above shall apply in full to Tenant's activities, personal property, fixtures, improvements and alterations on or about the Generator Site and

Conduit Areas. Tenant's Generator Equipment shall be in the Building or the Real Property at the sole risk of Tenant and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof, and Tenant hereby waives all Claims against Landlord or the Indemnitees in connection therewith. Further, in addition to, and not in limitation of, the provisions of Paragraph 14 above, Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against any and all Claims which result from or arise out of the installation, operation, existence, maintenance, repair, removal, replacement or relocation of Tenant's Generator Equipment, whether occurring on the Generator Site, the Conduit Areas or any other place within or without the Building and whether occurring prior to, during or subsequent to the term of the License.

                    l. EVACUATION. If Landlord closes the Building and calls for its evacuation by means of oral notice to the Premises (which notice may be personal, telephonic, or by means of the Building's public address system), or suggests by means of oral notice to the Premises (which notice may be personal, telephonic, or by means of the Building's public address system) that the Building be evacuated for any reason, including because of an electrical failure, and if one or more of any Tenant Parties (as defined in Paragraph 8.c. above) or other persons acting on behalf of or at the request of Tenant (collectively, "Tenant's Personnel") remain in or later enter the Building or the Premises or the Generator Site during the evacuation period, then Tenant hereby waives all Claims against Landlord and the Indemnitees for any injury incurred by any of Tenant's Personnel, or injury to property, due in whole or in part to Tenant's failure to evacuate all of Tenant's Personnel from the Premises and the Building. Further, Tenant will hold the Indemnitees harmless from and defend and indemnify them against any and all Claims incurred by them as a direct or indirect result of Tenant's Personnel remaining in the Premises or the Building during such evacuation period.

               THIS LEASE IS EXECUTED by Landlord and Tenant as of the date set forth at the top of page 1 hereof.

OAKLAND CITY CENTER LLC,                          ASK JEEVES, INC.,
a Delaware limited liability company              a Delaware corporation

By: Shorenstein Realty Investors
    Three, L.P., a California limited
    partnership, Member

    By: SRI Equity Associates, L.P.
        a California limited partnership,
        General Partner

        By: Shorenstein Company, L.P.
            a California limited partnership,
            General Partner

            By: Shorenstein Management, Inc.,
                a California corporation,
                General Partner

                                                  By:
                                                     -----------------------


                  By:                             Name:
                     ----------------------            -----------------------
                     Douglas W. Shorenstein
                     President                    Title:
                                                        -----------------------

Landlord                                                     Tenant

                                    EXHIBIT B

                              RULES AND REGULATIONS

                               555 TWELFTH STREET

          1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building or any part of the Premises visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Landlord shall have the right to remove, at Tenant's expense and without notice to Tenant, any such sign, placard, picture, advertisement, name or notice that has not been approved by Landlord.

               All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

               If Landlord notifies Tenant in writing that Landlord objects to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, such use of such curtains, blinds, shades or screens shall be removed immediately by Tenant. No awning shall be permitted on any part of the Premises.

          2. No ice, drinking water, towel, barbering or bootblacking, shoeshining or repair services, or other similar services shall be provided to the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord.

          3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

          4. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenant Parties or used by Tenant for any purpose other than for ingress to and egress from its Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

          5. Tenant shall not alter any lock or install any new or additional locks or any bolts on any interior or exterior door of the Premises without the prior written consent of Landlord.

          6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

          7. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

          8. No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. The elevator designated for freight by Landlord shall be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant's equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. In no event shall Tenant employ any person or company whose presence may give rise to a labor or other disturbance in the Project. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient in Landlord's sole opinion, to cover all personal liability, theft or damage to the Project, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations shall be conducted at such times and in such a manner as Landlord shall direct, and all moving shall take place during non-business hours unless Landlord agrees in writing otherwise.

          9. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Building or the Premises. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

          10. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building. In no event shall Tenant keep, use, or permit to be used in the Premises or the Building any guns, firearm, explosive devices or ammunition.

          11. Except as permitted under Paragraph 23 below, no cooking shall be done or permitted by Tenant in the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

          12. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

          13. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced into the Premises and the Building. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior approval of Landlord.

          14. Upon the expiration or earlier termination of the Lease, Tenant shall deliver to Landlord the keys of offices, rooms and toilet rooms which have been furnished by Landlord to Tenant and any copies of such keys which Tenant has made. In the event Tenant has lost any keys furnished by Landlord, Tenant shall pay Landlord for such keys.

          15. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises, except to the extent and in the manner approved in advance by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

          16. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord, which elevator usage shall be subject to the Building's customary charge therefor as established from time to time by Landlord.

          17. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

          18. Tenant shall be responsible for insuring that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. Landlord shall not be responsible to Tenant for loss of property on the Premises, however occurring, or for any damage to the property of Tenant caused by the employees or independent contractors of Landlord or by any other person.

          19. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

          20. The requirements of any tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.


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

          21. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

          22. Subject to Tenant's right of access to the Premises in accordance with Building security procedures, Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays and legal holidays and on other days between the hours of 6:00 P.M. and 8:00 A.M., and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of its tenants.

          23. Tenant may maintain and use microwave ovens, toaster ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages; provided that Tenant shall (i) prevent the emission of any food or cooking odor from leaving the Premises, (ii) be solely responsible for cleaning the areas where such equipment is located and removing food-related waste from the Premises and the Building, or shall pay Landlord's standard rate for such service as an addition to cleaning services ordinarily provided, (iii) maintain and use such areas solely for Tenant's employees and business invitees, not as public facilities, and (iv) keep the Premises free of vermin and other pest infestation and shall exterminate, as needed, in a manner and through contractors reasonably approved by Landlord, preventing any emission of odors, due to extermination, from leaving the Premises. Notwithstanding clause (ii) above, Landlord shall, without special charge, empty and remove the contents of one (1) 15-gallon (or smaller) waste container from the food preparation area so long as such container is fully lined with, and the contents can be removed in, a waterproof plastic liner or bag, supplied by Tenant, which will prevent any leakage of food related waste or odors; provided, however, that if at any time Landlord must pay a premium or special charge to Landlord's cleaning or scavenger contractors for the handling of food-related or so-called "wet" refuse, Landlord's obligation to provide such removal, without special charge, shall cease.


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

                                    EXHIBIT C

                                 LANDLORD'S WORK

Landlord's Work shall consist of the following work performed generally in accordance with Exhibit A to the proposed Design/Build Agreement between Landlord and Pankow Special Projects, Ltd (which Exhibit A is referred to in the Lease as the "Pankow Exhibit A") and consists of one volume entitled Outline Specifications, dated March 10, 2000, one volume entitled Outline Specification, Division 15 Mechanical, Division 16 Electrical, and one volume dated March 10, 2000, of drawings by Korth Suseri Hagey Architects):

1.  Men's restroom and women's restroom on each floor of the
               Premises, with size, configuration, fixture counts and finishes as determined by Landlord based on occupancy.

2.  Common area stairways with stair doors controlled by the
               Building security system, with stair width, tread rise and run, lighting and finishes as determined by Landlord, and no ceiling within the stairwells.

3.  At least one janitor room per restroom pair, with unpainted walls, rubber base, and no ceiling.

 4. Two electrical rooms on each floor of the Premises to house tenant electrical panels and transformers, with unpainted walls, VCT floors and no ceiling.

 5. Two telephone rooms on each floor of the Premises for the sole purpose of securing the core telephone and data communications risers, with unpainted walls and VCT floors.

 6. Shell and core finishes consisting of: perimeter thermal/
               moisture barrier under window sills; smooth troweled concrete floors ready for flooring; interior core drywall partitions installed to the deck and finished ready for paint or wall covering; interior core doors with solid core wood with a premium hardwood veneer, installed in metal frames with heavy duty hardware; primary air distribution ductwork installed consistent with code requirements for core and shell; terminal boxes commissioned and operational based on unoccupied setpoints per code for interior core areas of the Building; fire sprinkler branch piping installed with heads installed in a regular grid for code required coverage for core and shell; emergency egress lighting and fire alarm devices consistent with code requirements for core and shell; standard electrical service provided to each electrical room.

7.  Five passenger elevator cars in each of lower and upper
               elevator banks, two exclusive garage shuttle elevator cars, plus one exclusive freight elevator car, with emergency communications/alarm system, elevator cab and controls consistent with applicable code requirements, cab finishes upgraded from the manufacturer's standard finishes as determined by Landlord, and center opening hoistway doors with finishes to be determined by Landlord.

8.  Elevator lobbies on each floor of the Premises with floors depressed to accept stone flooring, and solid core wood doors installed in metal frames with heavy duty lever-type hardware, and no ceiling.


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

                                    EXHIBIT D
                            FORM OF LETTER OF CREDIT

[Date]

OAKLAND CITY CENTER LLC ("Beneficiary")
c/o SHORENSTEIN COMPANY, L.P.
555 California Street, 49th Floor
San Francisco, CA  94104
Attn: Legal Department

               IRREVOCABLE STANDBY LETTER OF CREDIT NO. __________

We hereby establish our Irrevocable Letter of Credit in your favor available by your drafts drawn on [BANK], at sight, for any sum or sum(s) not exceeding ___________________ Dollars ($___________), for account of Ask Jeeves, Inc.
("Applicant") at 5858 Horton Street, Suite 350, Emeryville, CA. Draft(s) must be accompanied by supporting documents as described below:

                 A written statement to [BANK] stating that "The principal amount [or the portion requested] of this Letter of Credit is due and payable in accordance with the provisions of that certain Office Lease dated ______________________, between

                 Beneficiary and Applicant."

The written statement shall be accompanied by this Letter of Credit for surrender; provided, however, that if less than the balance of the Letter of Credit is drawn, this Letter of Credit need not be surrendered and shall continue in full force and effect with respect to the unused balance of this Letter of Credit unless and until we issue to you a replacement Letter of Credit for such unused balance, the terms of which replacement Letter of Credit shall be identical to those set forth in this Letter of Credit. We are not required to inquire as to the accuracy of the matters recited in the written statement or as to the authority of the person signing the written statement and may take the act of signing as conclusive evidence of such accuracy and his or her authority to do so. The obligation of [BANK] under this Letter of Credit is the individual obligation of [BANK], and is in no way contingent upon reimbursement with respect thereto.

Each draft must bear upon its face the clause "Drawn under Letter of Credit No. _____________, dated _____________, of [BANK]."

This Letter of Credit shall be automatically extended for an additional period of one year from the present or each future expiration date unless we have notified you in writing delivered via U.S. registered mail, not less than forty-five (45) days before such expiration date, that we elect not to renew this Letter of Credit. Upon your receipt of such notification, you may draw your sight draft on us prior to the then applicable expiration date for the unused balance of the Letter of Credit, which shall be accompanied by your signed written statement that you received notification of our election not to extend.

Except so far as otherwise expressly stated herein, this Letter of Credit is subject to the "Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce - Publication No. 500." If this Letter of Credit expires during an interruption of business as described in article 17 of Publication 500, we hereby specifically agree to effect payment if this Letter of Credit is drawn against within 30 days after the resumption of business.

We hereby agree with you that drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored if presented to the above-mentioned drawee at our offices at [ADDRESS IN SAN FRANCISCO BAY AREA] on or before ___________ PM [__________] Time, or such later expiration date to which this Letter of Credit is extended pursuant to the terms hereof.

If at any time Beneficiary or its authorized transferee is not in possession of the original of this Letter of Credit (together with all amendments, if any) because such original has been delivered to us as required hereunder for a draw thereon or transfer thereof, our obligations as set forth in this Letter of Credit shall continue in full force and effect as if Beneficiary or such authorized transferee still held such original, and any previous delivery to us, without return by us, of such original shall be deemed to have satisfied any requirement that such original be delivered to us for a subsequent draw hereunder or transfer hereof.

This Letter of Credit may be, without charge and without recourse, assigned to, and shall inure to the benefit of, any successor in interest to [LANDLORD] under the [TITLE OF DOCUMENT]. Transfer charges, if any, are for the account of the applicant.

Sincerely,

[BANK]


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                                    EXHIBIT E

                               APPRAISAL PROCEDURE

          Within fifteen (15) days after the expiration of the thirty (30)-day period set forth in Paragraph 54 of the Lease, as the case may be, for the mutual agreement of Landlord and Tenant as to the fair market monthly rental, each party hereto, at its cost, shall engage a real estate appraiser to act on its behalf in determining the fair market monthly rental. The appraisers each shall have at least ten (10) years' experience with leases in first-class high-rise office buildings in downtown Oakland and shall submit to Landlord and Tenant in advance for Landlord's and Tenant's reasonable approval the appraisal methods to be used. If a party does not appoint an appraiser within such fifteen
(15)-day period but an appraiser is appointed by the other respective party, the single appraiser appointed shall be the sole appraiser and shall set the fair market monthly rental. If the two appraisers are appointed by the parties as stated in this paragraph, such appraisers shall meet promptly and attempt to set the fair market monthly rental. If such appraisers are unable to agree within thirty (30) days after appointment of the second appraiser, the appraisers shall elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last date the two appraisers are given to set the fair market monthly rental. Each of the parties hereto shall bear one-half (1/2) the cost of appointing the third appraiser and of the third appraiser's fee. The third appraiser shall be a person who has not previously acted in any capacity for either party.

          The third appraiser shall conduct his own investigation of the fair market monthly rent, and shall be instructed not to advise either party of his determination of the fair market monthly rent except as follows: When the third appraiser has made his determination, he shall so advise Landlord and Tenant and shall establish a date, at least five (5) days after the giving of notice by the third appraiser to Landlord and Tenant, on which he shall disclose his determination of the fair market monthly rent. Such meeting shall take place in the third appraiser's office unless otherwise agreed by the parties. After having initialed a paper on which his determination of fair market monthly rent is set forth, the third appraiser shall place his determination of the fair market monthly rent in a sealed envelope. Landlord's appraiser and Tenant's appraiser shall each set forth their determination of fair market monthly rent on a paper, initial the same and place them in sealed envelopes. Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope.

          In the presence of the third appraiser, the determination of the fair market monthly rent by Landlord's appraiser and Tenant's appraiser shall be opened and examined. If the higher of the two determinations is 105% or less of the amount set forth in the lower determination, the average of the two determinations shall be the fair market monthly rent, the envelope containing the determination of the fair market monthly rent by the third appraiser shall be destroyed and the third appraiser shall be instructed not to disclose his determination. If either party's envelope is blank, or does not set forth a determination of fair market monthly rent, the determination of the other party shall prevail and be treated as the fair market monthly rent. If the higher of the two determinations is more than 105% of the amount of the lower determination, the envelope containing the third appraiser's determination shall be opened. If the value determined by the third appraiser is the average of the values proposed by Landlord's appraiser and Tenant's appraiser, the third appraiser's determination of fair market monthly rent shall be the fair market monthly rent. If such is not the case, fair market monthly rent shall be the rent proposed by either Landlord's appraiser or Tenant's appraiser which is closest to the determination of fair market monthly rent by the third appraiser.


                                       2